As filed with the Securities and Exchange Commission on September 1, 2005
                                      An Exhibit List can be found on page II-4.
                                                     Registration No. 333-127074


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  TISSERA, INC.
                         (Name of small business issuer)

         Washington                   2836                       91-2034750
-----------------------------  ------------------------   ----------------------
(State or other jurisdiction      (Primary standard             (IRS Employer
     of incorporation)          industrial code number)   identification number)

                              Herzlia Business Park
                             8 Maskit St., 4th floor
                                     Herzlia
                                  46733 Israel
                                 +972-9-9561151
          (Address and telephone number of principal executive offices and principal place of business)

                   AMOS EIRAN, ACTING CHIEF EXECUTIVE OFFICER
                                  TISSERA, INC.
                              Herzlia Business Park
                             8 Maskit St., 4th floor
                                     Herzlia
                                  46733 Israel
                                  +972-36344107
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             Gregory Sichenzia, Esq.
                              Stephen Fleming, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Flr.
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the enclosed prospectus constitutes a combined prospectus also relating to an aggregate of up to 46,438,677 shares of our common stock that were previously registered for sale in a Registration Statement on Form SB-2, Registration No. 333-114745, which shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

                         CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- ------------------ --------------------
   Title of each class of          Amount to be         Proposed          Proposed           Amount of
 securities to be registered      registered (1)        maximum           maximum         registration fee
                                                        offering         aggregate
                                                       price per       offering price
                                                         share
------------------------------- -------------------- ---------------- ------------------ --------------------
     Common stock, $.0001 par         3,142,858(2)      $0.50(3)         $1,571,429.00              $184.96
 value issuable upon exercise
   of warrants exercisable at
              $0.50 per share
------------------------------- -------------------- ---------------- ------------------ --------------------
     Common stock, $.0001 par         6,285,716(2)      $0.22(3)         $1,382,857.52              $162.76
 value issuable upon exercise
   of warrants exercisable at
              $0.15 per share
------------------------------- -------------------- ---------------- ------------------ --------------------

                        Total            9,428,574                                                  $347.72*

------------------------------- -------------------- ---------------- ------------------ --------------------

* Previously paid.


(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon the exercise of warrants held by the selling stockholders.

(2) Includes a good faith estimate of the shares underlying warrants to account for antidilution and price protection adjustments.

(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the higher of the exercise price of such warrants or the average of the high and low price as reported on the Over-The-Counter Bulletin Board on July 20, 2005, which was $0.22 per share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said Section 8(a), may determine.

       PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED AUGUST 31, 2005

                                  TISSERA, INC.
                               9,428,574 SHARES OF
                                  COMMON STOCK

This prospectus relates to the resale by the selling stockholder of up to 9,428,574 shares of our common stock, including up to 3,142,858 issuable upon the exercise of common stock purchase warrants exercisable at $0.50 per share and up to 6,285,716 issuable upon the exercise of common stock purchase warrants exercisable at $0.15 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock, which they are offering. We will pay the expenses of registering these shares.


Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "TSSR". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on August 26, 2005, was $0.19.


Investing in these securities involves significant risks. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2005.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Tissera, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

                                  TISSERA, INC.

We develop, test and intend to commercialize tissue transplantation therapies based on an approach employing organ-specific precursor tissues. Our future approach involves harvesting embryonic mammalian tissue at the earliest stage at which stem cells commit to becoming organ-specific precursor tissues and transplanting them in target human organ systems. The technology of tissue transplantation was developed by Prof. Reisner's lab of the Department of Immunology at the Weizmann Institute of Science. We entered into a Research and License Agreement with Yeda Research and Development Company Limited, which is located in Rehovot, Israel. Yeda is the commercial arm of the Weizmann Institute of Science. The research is conducted in the Weizmann institute under the supervision of Professor Yair Reisner of the Department of Immunology. We have world wide, exclusive license to manufacture, develop and sell products for organ and tissue transplantation from embryonic tissues based on research conducted under Prof. Reisner's supervision at the Department of Immunology at the Weizmann Institute of Science. The license shall expire at the later of (i) the expiration of the patents in the country of sale, or (ii) 15 years from the date of receipt of FDA New Drug Approval in the United States, or the equivalent in any other country in which the products are sold.

For the nine months ended April 30, 2005, we generated net losses of $3,689,000. In addition, for the year ended July 31, 2004, we incurred losses in the amount of $22,529,000. As a result of recurring losses from operations, a net deficit in both working capital and stockholders' equity, expected substantial future operating losses, and the fact that financing may not be available on acceptable terms which in turn would likely reduce general and administrative expenses and delay development projects until we are able to obtain sufficient financing our auditors, in their report dated August 31, 2004, have expressed substantial doubt about our ability to continue as going concern.

Our principal offices are located at 8 Maskit St., 4th floor, Herzlia, 46733 Israel, and our telephone number is +972-9-9561151. We are a Washington corporation.

THE OFFERING

Common stock offered
by selling stockholders.................      Up to 9,428,574 shares,
                                              including up to 3,142,858
                                              issuable upon the exercise of
                                              common stock purchase warrants
                                              at an exercise price of $0.50
                                              per share and up to 6,285,716
                                              issuable upon the exercise of
                                              common stock purchase warrants
                                              at an exercise price of $0.15
                                              per share, assuming full
                                              exercise of the warrants. This
                                              number represents 25.3% of our
                                              then current outstanding stock.

Common stock to be
outstanding after the offering..........      Up to 37,310,688 shares

Use of proceeds.........................      We will not receive any proceeds
                                              from the sale of the common
                                              stock. However, we will receive
                                              up to $2,514,286.40 upon
                                              exercise of the warrants by the
                                              selling stockholder. We expect
                                              to use the proceeds received
                                              from the exercise of the
                                              warrants, if any, for general
                                              working capital purposes.

Over-The-Counter Bulletin Board Symbol..      TSSR

The above information regarding common stock to be outstanding after the offering is based on 27,582,114 shares of common stock outstanding as of August 26, 2005 and assumes the subsequent conversion of our issued convertible debentures and exercise of warrants by our selling stockholder.


To obtain funding for our ongoing operations, pursuant to an offering conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold units to accredited investors in a private offering. We closed the private offering on March 18, 2004, in which we received gross proceeds in the amount of $5,500,000. In connection with this private offering, each investor received one share of common stock, one Class A Common Stock Purchase Warrant exercisable at $3.75 per share, one Class B Common Stock Purchase Warrant exercisable at $4.50 per share and one Class C Common Stock Purchase Warrant exercisable at $6.00 per share for every $1.75 invested. On March 16, 2005, we entered into a Settlement Agreement whereby we amended the terms of the common stock purchase warrants including a reduction of the exercise price of each of the common stock purchase warrants and the extension of the term of the Class A Common Stock Purchase Warrants. The current exercise price for each of the Class A, Class B and Class C Common Stock Purchase Warrants is $0.50. The term of the Class A Common Stock Purchase Warrant, as amended, is one year from the effective date of this prospectus. The Class B Common Stock Purchase Warrants and the Class C Common Stock Purchase Warrants are exercisable until May 21, 2006 and May 21, 2007, respectively. In addition, in connection with the Settlement Agreement, we issued two Class D Common Stock Purchase Warrants for every share of common stock purchased resulting in the issuance of Class D Common Stock Purchase Warrants to purchase an aggregate of 6,285,716 shares of common stock. The Class D Common Stock Purchase Warrants are exercisable for a period of one year from the effective date of this prospectus at an exercise price of $0.15 per share. We are registering the shares of common stock issuable upon exercise of the Class A Common Stock Purchase Warrants and the Class D Common Stock Purchase Warrants.

The selling stockholders have contractually agreed to restrict its ability to convert or exercise its warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such exercise does not exceed 4.9% of the then issued and outstanding shares of common stock. See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the common stock purchase warrants and the Settlement Agreement.

                                  RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks related to our company

Our company has a history of losses and expects to incur losses for the foreseeable future.

We were founded on May 31, 2000. We are a development stage company. We have incurred operating losses in every year of our existence. We incurred net losses of $3,689,000 for the nine months ended April 30, 2005 and $22,529,000 for the year ended July 31, 2004, which losses are continuing. We have not achieved profitability and expect to continue to incur net losses as we develop our new business line. The extent of future losses and the time required to achieve profitability is highly uncertain. In addition, as we are a development stage company, we do not expect to generate revenues in the next few years.

We have entered into a research and license agreement with Yeda to obtain the rights to manufacture, develop and sell products for solid organ transplantation from embryonic tissue based on the research of Prof. Reisner at The Weizmann Institute of Science and, if this license were to be terminated for any reason, including to pay the required royalties, our results of operations may be severally impacted and we may be forced to cease our operations.

In connection with the Research and License Agreement entered with Yeda, we paid Yeda the following:

      o with regard to the first year of the research period (commencing on April 9, 2003), we paid the amount of US $450,000 of which a non-refundable installment of US $450,000 was paid on December 23, 2003. This amount is in addition to the $450,000 paid to Yeda in connection with researched performed by Yeda during the first year;

      o with regard to the second year of research we paid an amount of US $900,000 of which $225,000 was paid on April 23, 2004; $225,000 was paid on July 8, 2004; $225,000 was paid on October 8, 2004; and $225,000 was paid on January 10, 2005.

      o with regard to the third year of the research period, we will pay an amount which shall be not less than US $900,000 and not more than US $1,000,000 per year to be determined by mutual agreement of the parties no later than 30 days prior to the commencement of the relevant year, in four equal three monthly non-refundable installments, payable in advance at the beginning of each three month period during such year.

If the parties fail to reach agreement within the time frame referred to above regarding the amount of the research budget payable for the third year of the research period, then the research budget for such year shall be US $900,000 and Yeda shall procure the performance of research for such reduced amount.

We have also agreed, that within one year from the date of the Research and License Agreement, we will submit a development program to Yeda for its approval. We have applied to Yeda for the deferral of the submission of this program to September 2005 and we have obtained Yeda's approval for this deferral. We further undertook to use our best efforts to commercialize the licensed products. We also agreed to pay Yeda a license fee as follows:

      o     $50,000 per year commencing on April 9, 2006;

      o 4% of net sales of all products covered by the Research and License Agreement;

      o 33% of all sublicense fees for all agreements entered into within one year of the Agreement; and

      o 16% of all sublicense fees for all agreements entered into after such one year period.

If we are unable to raise the required funds or generate revenue from operations to make the above payments, then our license may be terminated by Yeda. If Yeda elects to terminate our license our results of operations may be negatively impacted and we may be forced to cease operations.

In order to execute our business plan, we will need to raise additional capital. If we are unable to raise additional capital, we will not be able to achieve our business plan and you could lose your entire investment.

We need to raise additional funds through public or private debt or equity financings to fully execute our business plan. Any additional capital raised through the sale of equity may dilute your ownership interest. We may not be able to raise additional funds on favorable terms, or at all. If we are unable to obtain additional funds, we will be unable to execute our business plan and you could lose your investment.

We depend upon key personnel, we will need additional personnel and if we are unable to maintain our current personnel or obtain new personnel, our results of operations will be negatively impacted.

Our success depends on the continuing services of our management team as well as the continuing research of Prof. Reisner. The loss of any of our employees or Prof. Reisner could have a material and adverse effect on our business operations. Additionally, the success of our company will largely depend upon our ability to successfully attract and maintain competent and qualified key management personnel. As with any startup company, there can be no guaranty that we will be able to attract such individuals or that the presence of such individuals will necessarily translate into profitability for our company. Our inability to attract and retain key personnel may materially and adversely affect our business operations.

Our organ transplantation technology comprises a new operating line, which has a limited operating history which will limit your ability to evaluate our operations and prospects.

We were organized on May 31, 2000 but only recently entered into a Research and License Agreement to manufacture, develop and sell products for solid organ transplantation from embryonic tissue with the Yeda Research and Development Company Limited. Due to our limited operating history, our ability to operate successfully is materially uncertain and our operations are subject to all risks inherent in a developing business enterprise. We have a limited operating history upon which you may evaluate our operations and prospects. Our limited operating history makes it difficult to evaluate our transplant technology, as well as commercial viability, and market acceptance of our potential products. Our potential success must be evaluated in light of the problems, expenses and difficulties frequently encountered by new businesses in general and bio-technology businesses specifically. The transplant technology is in its early development stages. It is a new approach that has never proven to work in humans. We are currently at the research state in which we are testing our products on animal subjects.

Our lack of a proven business model may not result in the generation of a profit or revenues.

To date, we have not generated revenue from the sale of products for solid organ transplantation from embronyic tissue under our license. We will need to raise funds to develop, through the Research and License Agreement entered into with Yeda, products for solid organ transplantation from embryonic tissue. There can be no assurance, however, that the implementation of such a plan, or that implementation of the overall business plan developed by management, will result in sales or that if it does result in sales, that such sales will necessarily translate into profitability. Failure to properly maintain our system will prevent us from generating meaningful revenues.

We cannot assure market acceptance of our products, which will have a direct adverse affect on our revenue and profit ability

Our success and c competitive position depends upon acceptance of our technology. If the medical industry accepts our technology, we cannot assure our ability to achieve sufficient sales. An inability to achieve sales volume or market acceptance of our technology will materially and adversely affect our business operations.

As we have not commenced marketing and selling the products for solid organ transplantation from embryonic tissue, there can be no assurance that an interest will develop in the future. Although we believe there is a demand for our products, there can be no assurance that the medical community and its patients undergoing these procedures will accept our products. In the event that we are unable to garner interest in its products, there will be a direct adverse affect on our earnings and profitability.

Our ability to commercialize our products depends upon our ability to prove the efficacy and safety of our product according to government regulations.

Our present and proposed activities are subject to extensive and rigorous regulation by governmental authorities in the United States and other countries. To clinically test, produce and market medical devices for human use, we must satisfy mandatory procedural and safety and efficacy requirements established by the FDA and comparable state and foreign regulatory agencies. Typically, such rules require that products be approved by the government agency as safe and effective for their intended use prior to being marketed. The approval process is expensive, time consuming and subject to unanticipated delays. Our product candidates may not be approved. In addition, our product approvals could be withdrawn for failure to comply with regulatory standards or due to unforeseen problems after the product's marketing approval.

Testing is necessary to determine safety and efficacy before a submission may be filed with the FDA to obtain authorization to market regulated products. In addition, the FDA imposes various requirements on manufacturers and sellers of products under its jurisdiction, such as labeling, Good Manufacturing Practices, record keeping and reporting requirements. The FDA also may require post-marketing testing and surveillance programs to monitor a product's effects. Furthermore, changes in existing regulations or the adoption of new regulations could prevent us from obtaining, or affect the timing of, future regulatory approvals or could negatively affect the marketing of our existing products.

We will not be able to commercialize our products as planned and our operating results will be hurt if any of the following occur:

      o     the regulatory agencies find our testing protocols to be inadequate;

      o the appropriate authorizations are not granted on a timely basis, or at all;

      o the process to obtain authorization takes longer than expected or we have insufficient funds to pursue such approvals;

      o     we lose previously-received authorizations; or

      o     we do not comply with regulatory requirements.

Medical and biopharmaceutical research and development involves the controlled use of hazardous materials, such as radioactive compounds and chemical solvents. We are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of such materials and waste products. In addition, we handle and dispose of human tissue. Although we believe that our safety procedures for handling these materials are adequate, if accidental contamination or injury were to occur, we could be liable for damages.

We rely heavily upon our patents and proprietary technology, including several patents that have been submitted by Yeda to the US Patent and Trademark Office and other patent offices worldwide and, if we are unable to protect our patents and proprietary technology or if Yeda is unable to obtain a patent or if the patent does not provide meaningful protection, our results of operations will be negatively impacted.

We rely upon the patent applications as filed by Yeda with the U.S. Patent and Trademark Office other patent offices worldwide and the license granted by Yeda under the Research and License Agreement with respect to same. We have agreed with Yeda in the Research and License Agreement to seek comprehensive patent protection for all inventions licensed to us under the Research and License Agreement. However, we cannot be sure that any patents will be issued to Yeda as a result of its domestic or future foreign patent applications or that any of its patents will withstand challenges by others. The patents issued to Yeda, if issued at all, and licensed to us may be infringed or third parties may independently develop either the same or similar technology. Similarly, these patents may not provide us with meaningful protection from competitors, including those who may pursue patents which may prevent, limit or interfere with our products or will require licensing and the payment of significant fees or royalties by us to such third parties in order to enable us to conduct our business. We may sue or be sued by third parties regarding patents and other intellectual property rights. These suits are costly and would divert funds and management and technical resources from our operations.

We also rely upon unpatented proprietary technology, know-how and trade secrets and seek to protect them through confidentiality agreements with employees, consultants and advisors. If these confidentiality agreements are breached, we may not have adequate remedies for the breach. In addition, others may independently develop or otherwise acquire substantially the same proprietary technology as our technology and trade secrets.

We have engaged a number of academic consultants and, as a result, we may not be able to protect the confidentiality of our technology, which, if disseminated, could negatively impact our results of operations.

We have relationships with a number of academic consultants who are not employed by us. Accordingly, we have limited control over their activities and can expect only limited amounts of their time to be dedicated to our activities. These persons may have consulting, employment or advisory arrangements with other entities that may conflict with or compete with their obligations to us. Our consultants typically sign agreements that provide for confidentiality of our proprietary information and results of studies. However, in connection with every relationship, we may not be able to maintain the confidentiality of our technology, the dissemination of which could hurt our competitive position and results of operations. To the extent that our scientific consultants develop inventions or processes independently that may be applicable to our proposed products, disputes may arise as to the ownership of the proprietary rights to such information, and we may not win those disputes.

Upon commencement of sales and manufacturing, we may be subject to product liability suits and our insurance, if any, may not be sufficient to cover damages.

Our business, upon commencement of sales and manufacturing, will exposes us to potential liability risks that are inherent in the testing, manufacturing, marketing and sale of medical products. The use of our products, whether for clinical trials or commercial sale, may expose us to product liability claims or product recall and possible adverse publicity. The level or breadth of our insurance coverage may not be adequate to fully cover potential liability claims. A successful claim or series of claims brought against us in excess of our insurance coverage and the effect of product liability litigation upon the reputation and marketability of our technology and products, together with the diversion of the attention of key personnel, could negatively affect our business.

Our business is subject to the uncertainty of third party reimbursement and health care reform measures which may limit market acceptance.

In both domestic and foreign markets, our ability to market and sell our product candidates will depend, in part, upon the availability of reimbursement from third-party payors, such as government health administration authorities, private health insurers and other organizations. Third-party payors are increasingly challenging the price and cost-effectiveness of medical products. If our products are not considered cost-effective, third-party payors may limit reimbursement. Government and other third-party payors are increasingly attempting to contain healthcare costs by limiting both coverage and the level of reimbursement for new therapeutic products approved for marketing by the FDA and by refusing, in some cases, to provide any coverage for uses of approved products for disease indications for which the FDA has not granted marketing approval. If government and third-party payors do not provide adequate coverage and reimbursement levels for uses of our products, the market acceptance of our products would be limited.

There have been a number of federal and state proposals during the last few years to subject the pricing of pharmaceuticals to government control and to make other changes to the health care system of the U.S. It is uncertain what legislative proposals will be adopted or what actions federal, state or private payors for health care goods and services may take in response to any health care reform proposals or legislation. We cannot predict the effect health care reforms may have on our business.

We currently have a research and license agreement with Yeda and, as a result, we cannot guarantee that Yeda will be able to fulfill its obligations to procure the performance of research at The Weizmann Institute of Science. Yeda may not properly maintain and defend its intellectual property rights licenses to us and that our licensors or collaborators may encounter conflicts of interests, changes in business strategy, or other business issues, which could have a substantial negative impact on our operations.

Our efforts to develop, obtain regulatory approval for and market and sell our existing and any future product candidates depend in part upon the performance of research under the supervision of Prof. Yair Reisner at the Weizmann Institute of Science. Currently, we hold a license with Yeda under the Research and License Agreement. We do not have day-to-day control over the activities of our licensor or collaborative partners and therefore, we face the risk that they may not fulfill their obligations to us. We also face the risk that our licensors and collaborators will not properly maintain and defend intellectual property rights licensed to us or our intellectual property rights. Further, our licensors and collaborators may encounter conflicts of interest, changes in business strategy or other business issues, or they may acquire or develop rights to competing products, all of which could limit our ability to commercialize our product candidates and affect our ability to generate product revenues.

Disagreements with our licensors or collaborators could require or result in litigation or arbitration, which could be time-consuming and expensive. If we fail to maintain our existing agreements or establish new agreements as necessary, we could be required to undertake development, manufacturing and commercialization activities solely at our own expense. This would significantly increase our capital requirements and may also delay the commercialization of our product candidates.

Competition in our industry may impact our results from operations

Dr. Marc Hammerman at the Washington University in St. Louis has been active in developing kidney disease therapies based on transplanted embryonic kidney-precursor cells and has been granted a patent, titled "Chimeric Kidney", by the US Patent and Trademark Office in connection with this research. A British company, Intercytex Ltd., has licensed this technology and is sponsoring research in Dr. Hammerman's laboratory. This same company has also filed a related PCT application titled "Kidney Formation". In addition, Dr. Hammerman has been active in developing diabetes mellitus therapies based on transplanted embryonic endocrine pancreas-precursor tissues and has filed a US patent application, titled "Chimeric Pancreas", in connection with this research. As it was felt by us that the above-mentioned patent and patent applications might have a negative impact on our potential to develop our products, we have commissioned an expert legal opinion on the matter from a leading office of patent attorneys. This opinion has been delivered to us, and on its basis, we now do not believe that either Dr. Hammerman's patent and patent application or Intercytex' patent application should restrict Tissera's freedom to implement its pancreatic and/or kidney product development.

We believe, based on information currently available to us, that Dr. Hammerman's research will not impact our liver, spleen and other organ applications.

There are companies within the medical community that are researching procedures and medication to cure or slow the diseases that the organ transplantation is geared for. Specifically, there are numerous companies developing drugs or devices to slow down or halt the progression of kidney and liver disease, to treat diabetes and to care for genetic diseases. These companies are developing traditional chemical compounds, new biological drugs, cloned human proteins and other treatments which are likely to impact the markets which we are targeting. We are aware of two companies that have been involved in developing cell transplant technology.

In addition to the foregoing, we face the threat that large and established companies in the medical industry may enter the market at any time. In particular, if we are able to successfully penetrate the market, larger companies may see an opportunity for themselves. These companies may consist of substantially larger companies with greater financial, technical, engineering, personnel and marketing resources, longer operating histories, greater name recognition and larger customer bases than we do. We also may compete with smaller, emerging companies. These companies may have larger, more established customer bases and other competitive advantages. We believe that competitors will be attracted to what we consider to be a niche market. Competition from existing or new competitors could substantially reduce our revenues.

Risks related to our stock

The substantial number of shares that are eligible or that will be eligible for sale of approximately 9,428,574 shares of common stock, assuming the exercise of all of our warrants, would represent 25.3% of our total outstanding shares, which could cause our common stock price to decline even if we are successful.

Sales of significant amounts of common stock in the public market, or the perception that such sales may occur, could materially affect the market price of our common stock. These sales might also make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem appropriate. As of August 26, 2005, we have outstanding warrants to purchase 15,714,290 shares and we are registering 9,428,574 shares of common stock underlying our warrants pursuant to this prospectus. Assuming the exercise of all of our warrants, the shares being registered pursuant to this prospectus would represent 25.3% of our total outstanding.

We have anti-takeover provisions, which could inhibit potential investors or delay or prevent a change of control that may favor you.

Some of the provisions of our certificate of incorporation, our bylaws and Washington law could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control. In particular, our board of directors is authorized to issue up to 20,000,000 shares of preferred stock (less any outstanding shares of preferred stock) with rights and privileges that might be senior to our common stock, without the consent of the holders of the common stock.

Our common stock is subject to the "Penny Stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholders upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently traded on the OTC Bulletin Board under the symbol "TSSR". Our common stock was traded on the OTC Bulletin Board under the symbol "BRTL". Our common stock commenced trading on August 27, 2002.

The table below sets forth the high and low sales prices for the Company's common stock for the relevant calendar quarters of 2003 and 2004. The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

      ---------------------------------------------------------------
      Year             Quarter               High             Low
      ---------------------------------------------------------------
      2003             First               $   1.42          $   0.67
      2003             Second              $   1.34          $   1.25
      2003             Third               $   1.25          $   1.25
      2003             Fourth              $   1.25          $   0.98

      2004             First               $   8.90          $   1.44
      2004             Second              $   3.00          $   1.44
      2004             Third               $   8.90          $   1.56
      2004             Fourth              $   3.44          $   0.40

      2005             First               $   0.48          $   0.26
      2005             Second              $   0.47          $   0.28
      2005             Third               $   0.38          $   0.18
      2005             Fourth*             $   0.25          $   0.10
      ---------------------------------------------------------------

*Through August 26, 2005

As of August 26, 2005, there were approximately 66 shareholders of record holding a total of 27,582,114 shares of common stock. The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of shareholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.


There have been no dividends declared since the inception of our company and there are no restrictions on the ability to pay dividends on common equity or that are likely to do so in the future. The payment of dividends is within the discretion of the Board of Directors and will depend on our earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit our ability to pay dividends on our common stock other than those generally imposed by applicable state law.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OVERVIEW

We were incorporated under the laws of the State of Washington on May 31, 2000. We develop, test and intend to commercialize solid organ transplantation therapies based on an approach employing organ-specific precursor tissues. Our future approach will involve harvesting embryonic mammalian tissue at the optimal gestational stage after which stem cells commit to becoming organ-specific precursor tissues and transplanting them in human recipients. The optimal windows for embryonic tissue transplantation have been defined by Prof. Reisner's lab at the Weizman Institute. We entered into a Research and License Agreement with Yeda Research and Development Company Limited, which is located in Rehovot, Israel, whereby Yeda procures the performance of research at the Weizman Institute of Science, under the supervision of Professor Yair Reisner of the Department of Immunology. We have a world wide license that shall expire in each country with respect to each product at the later of (i) the expiration of the patents covering such product in the country of sale, or (ii) 15 years from the date of receipt of FDA New Drug Approval in the United States for such product, or the equivalent in any other country in which the products are sold.

We are at development stage and devoting substantially all of our efforts toward conducting R&D activities, raising capital, pursuing regulatory approval, recruiting personnel and building infrastructure. Our former line of business was selling bit error testers. Our license in connection with bit error testers expired in May 2004.

SIGNIFICANT TRANSACTIONS AND EVENTS

CHANGE IN OWNERSHIP AND AMENDMENT OF LICENSE

Effective September 4, 2003, Lance Rudelsheim, our former officer, director and majority shareholder, closed on a share purchase agreement with certain buyers pursuant to which the buyers, purchased 15,000,000 shares of the then outstanding 18,036,000 shares of common stock of the Company for an aggregate purchase price paid to the individual Seller of $10,000. In connection with the consummation of the transaction, Lance Rudelsheim resigned as President and sole director and appointed Mr. Robert G. Pico as the new sole director and as the our Chief Executive Officer. In connection with the transaction, we amended our license agreement with Reach Technologies, Inc. The parties agreed that, in exchange for the forgiveness of the remaining promissory note of $10,299 and all accrued interest (approximately but not limited to $2,400) owed by our company to Reach, we agreed to convert our license to sell bit error rate testers from an exclusive license to a worldwide non-exclusive license.

RESEARCH AGREEMENT

On October 8, 2003, we entered into a Research and License Agreement (the "Research Agreement") with Yeda Research and Development Company Limited located in Rehovot, Israel. The agreement relates to the rights of our company to have the license from Yeda related to research conducted and to be conducted at the Weizmann Institute of Science, under the supervision of Professor Yair Reisner of the Department of Immunology, and relates to an invention comprising methods of organ transplantation utilizing developing nephric and other tissues. The License granted to us shall expire in each country with respect to each product at the later of the following:

      o the expiration of the patents covering such product in the country of sale; or

      o 15 years from the date of receipt of FDA New Drug Approval (in the United States), or the equivalent in any other country in which the products are sold.

In addition, Yeda may terminate the Research and License Agreement if we are in breach thereof and Yeda may, at its option, terminate the Research and License Agreement, in whole or in part, or make it non-exclusive if we fail to reach certain commercialization and development goals as set out in the Research and License Agreement. Yeda is entitled to unilaterally amend the license so that it is non-exclusive or terminate the license in the event that we fail to achieve commercialization of at least one product within certain time limits, fail to commence various phases of clinical trials within certain time limits or fail to sell a product after certain milestones. Further, if we contest the validity of the patents, Yeda may terminate the license. In the event that Yeda would like to pursue sponsored research with respect to, or the commercialization of, a given product that would otherwise be subject to the Research and License Agreement that we have not already commenced developing, then Yeda may provide us with notice of its intention. Upon receipt of such notice, we will then have three months to submit a product development program. If we do not submit such program, the license will be terminated with respect to said given product.

As part of the Research and License Agreement, the Company issued to Yeda on February 24, 2005 the following:

      o a warrant, exercisable at an aggregate exercise price of US $900 to purchase up to 2.23% of the issued and outstanding shares of common stock of our company immediately following the exercise of such warrant; and

      o a warrant, exercisable at an aggregate exercise price of US $1,100 to purchase up to 2.67% of the issued and outstanding shares of our company immediately following the exercise of such warrant.

However, the Research and License Agreement provides that the maximum number of shares of common stock that Yeda may exercise into for each warrant is 3,010,699 and 3,612,839, respectively (in each case as such number of shares of common stock shall be appropriately adjusted in the event of stock splits, stock dividends, capital reorganizations, reclassifications, recapitalizations and the like as well as issuances or sales by us of shares for par value only, for consideration less than par value and for no consideration, all in accordance with the terms and conditions of said warrant, which shall be satisfactory to Yeda and us). The share amounts described above are adjusted to reflect the three for one split, but not the other adjustment events described above that have occurred through the date hereof. Each such warrant shall be exercisable for a period beginning on the date of its issuance and ending at the later of the following:

      o one year following the termination of the Research and License Agreement; and

      o     October 7, 2013.

We also agreed to pay or have paid to Yeda the following:

      o with regard to the first year of the research period (commencing on April 9, 2003), we paid the amount of US $450,000 of which a non-refundable installment of US $450,000 was paid on December 23, 2003. This amount is in addition to the $450,000 paid to Yeda in connection with researched performed by Yeda during the first year;

      o with regard to the second year of research we paid an amount of US $900,000 of which $225,000 was paid on April 23, 2004; $225,000 was paid on July 8, 2004; $225,000 was paid on October 8, 2004; and $225,000 was paid on January 10, 2005.

      o with regard to the third year of the research period, we will pay an amount which shall be not less than US $900,000 and not more than US $1,000,000 per year to be determined by mutual agreement of the parties no later than 30 days prior to the commencement of the relevant year, in four equal three monthly non-refundable installments, payable in advance at the beginning of each three month period during such year.

If the parties fail to reach agreement within the time frame referred to above regarding the amount of the research budget payable for the third year of the research period (as the case may be), then the research budget for such year shall be US $900,000 and Yeda shall procure the performance of research for such reduced amount.

We have also agreed that within one year from the date of the Research and License Agreement, we will submit a development program to Yeda for its approval. The company has applied to Yeda for the deferral of the submission of this program to September 2005 and we have obtained Yeda's official approval for this deferral. We further undertook to use our best efforts to commercialize the licensed products. We also agreed to pay Yeda a license fee as follows:

      o     $50,000 per year commencing on April 9, 2006;

      o 4% of net sales of all products covered by the Research and License Agreement;

      o 33% of all sublicense fees for all agreements entered into within one year of the Agreement; and

      o 16% of all sublicense fees for all agreements entered into after such one year period.

Results of Operations for the Fiscal Period Ended April 30, 2005 Compared to the Fiscal Period Ended April 30, 2004

REVENUES AND COST OF GOODS SOLD

Our company is in its development stage therefore has no revenues and cost of goods sold.

Operating expenses

Operating expenses for nine months ending April 30, 2005 amounted to $3,720,000 compared to $27,619,000 for nine months ended April 30, 2004. This decrease is attributed mainly to options and warrants granted to employees, service providers and consultants totaling $25,945,000 in nine months ended April 30, 2004 as compared to $2,057,000 during nine months ended April 30, 2005.

The R&D expenses for nine months ended April 30, 2005 amounted to $946,000 compared to $17,808,000 during nine months ended April 30, 2004. This decrease is attributed to options and warrants expenses related to the issuance of options and warrants to Yeda, Professor Yair Reisner of the Department of Immunology and his fellow scientists Dr. Dekel and Dr. Passwel, the Company advisory board and the Company employees. These issuance resulted in an expense of $14,000 for nine months ended April 30, 2005 compared to an expense of $16,648,000 for nine months ended April 30, 2004.

Our general and administrative expenses decreased to $2,774,000 for nine months ended April 30, 2005 from $9,811,000 in nine months ending April 30, 2004. The decrease in general and administrative expenses is attributed to a decrease in costs related to warrants and shares granted to service providers and to employees and directors which was $2,043,000 for nine months ended April 30, 2005 and $9,297,000 for period ended April 30, 2004. On March 16, 2005, we entered into a Settlement Agreement in which it amended the terms of the private offering that closed on March 18, 2004, in which we received gross proceeds in the amount of $5,500,000. We recorded an expense of $1,980,000 in relation with the March 2005 Settlement Agreement.

FINANCIAL INCOME

We had financial income in the amount of $48,000 for nine months ended April 30, 2005 compared to an expense of $6,000 for nine months ended April 30, 2004. We invest our funds in risk less deposits that bear interest rates of approximately 2% per annum.

TAXES ON INCOME

We had a tax expense amounting to $17,000 resulting from tax liability of our wholly owned subsidiary Tissera Ltd.

Our company has an agreement with our subsidiary to which we will provide services related to our Research and Development activities. We will reimburse Tissera Ltd. for expenses on a cost plus 10% basis which creates a taxable income in our subsidiary.

(Loss) from discontinued operations of a segment of a business

As a result of the disposal of our activities related to selling a bit error rate tester, used for the integrity and reliability of communication channels we had income of $13,000 in nine months ended April 30, 2004. Such activity did not exist in nine months ended April 30, 2005.

Net loss

As a result of the above, we incurred a net loss of $3,689,000 for nine months ending April 30, 2005, as compared to a net loss of $27,612,000 for nine months ending April 30, 2004.

Results of Operations - Fiscal Year Ended July 31, 2004 Compared to the Fiscal Year Ended July 31, 2003

REVENUES AND COSTS OF GOODS SOLD

We are in a development stage and, therefore, have no revenues and cost of goods sold.

OPERATING EXPENSES

Operating expenses from continuing operations for the year ending July 31, 2004 amounted to $22,519,000 compared to none for the year ended July 31, 2003. These expenses reflect the commencement of our development stage operations. The research and development expenses amounted to $13,039,000. The most significant research and development expense amounted to $10,774,000 was attributable to the warrant granted to Yeda, Professor Yair Reisner of the Department of Immunology and his fellow scientists Dr. Dekel and Dr. Passwel and the Company employees. Research and development activities resulted from the Company agreement with Yeda amounted to $1,196,000.

We had general and administrative expenses totaling $9,482,000. The general and administrative expenses were attributed mainly to costs related to warrants and shares granted to service providers for services associated with the company activities amounted to $7,681,000 and to warrants and shares granted to employees and directors amounted to $665,000. The rest refers mainly to salaries, legal expenses, audit expenses and directors and officers insurance.

We did not have operating expenses from continuing operations for the year ended July 31, 2003.

(Loss) From Discontinued Operations of a Segment of a Business

As a result of the discontinuance of our activities related to selling a bit error rate tester, used for the integrity and reliability of communication channels, we had income of $31,000 in the year ending July 31, 2003, and a Loss of $13,000 for the year ending July 31, 2004.

NET LOSS BEFORE TAXES ON INCOME

As a result of the above activities, we incurred a net loss before taxes of $22,542,000 for the year ending July 31, 2004, as compared to a net loss before taxes of $31,000 in the year ending July 31, 2003.

TAXES ON INCOME

We had a tax expense amounting to $23,000 for the year ended July 31, 2004 resulting from tax liability of its subsidiary resulting from an agreement between our company and our subsidiary to which the subsidiary will provide research, development and other services to our company. We will reimburse it for expenses on a cost plus 10% basis. We had no income tax expense for the year ended July 31, 2003.

NET LOSS

As a result of the above activities, we incurred a net loss of $22,529,000 for the year ended July 31, 2004. as compared to a net loss of $31,000 for the year ended July 31, 2003.

LIQUIDITY AND CAPITAL RESOURCES

Our cash and cash equivalents were $2,964,000 as of April 30, 2005, compared to $4,656,000 as of July 31, 2004. The decrease is attributed to funds used in financing our development activities and the overhead related to it. We had a working capital of $2,752,000 as of April 30, 2005, compared to $4,369,000 as of July 31, 2004. We plan to continue to finance our operations through a combination of private placement, stock issuances, debt issuances, mutual development with possible milestone license payments and research and development programs. There are no assurances, however, that we will be successful in obtaining an adequate level of financing required for the long-term development and commercialization of our planned products.

                                    BUSINESS

HISTORY

We were incorporated under the laws of the State of Washington on May 31, 2000 as Bert Logic, Inc.

On September 4, 2003, the former president of Bert Logic Inc. completed a share purchase agreement with our existing shareholders, who purchased 15,000,000 shares of the then issued and outstanding 18,036,000 of our common shares. In connection with the consummation of the transaction, our President resigned as president and sole director. Pursuant to the agreement, we entered into an amended license agreement to sell Bit Error Rate Testers on a worldwide non-exclusive basis. In exchange, we obtained forgiveness of the remaining promissory note of $10,299, and accrued interest of $2,436. Also, in connection with the transaction, our former president agreed to forgive his shareholders' loan, in the amount of $2,442.

Following the share purchase agreement dated September 4, 2003, our management decided to discontinue all activities related to the sales of Bit Error Rate Testers, used for the integrity and reliability of communication channels. The discontinuation of their activity was accounted for under the provision of SFAS 144, "Accounting for the Impairment or Disposal of Long-Lived Assets".

On October 8, 2003, we entered into a research and license agreement (the "Research Agreement") with Yeda Research and Development Company Limited ("Yeda"), according to which Yeda provided our ompany with a worldwide, exclusive license to develop, manufacture and sell products for solid organ transplantation from embryonic tissue based on research conducted under the supervision of Professor Yair Reisner of the Department of Immunology of the Weizmann Institute of Science.

On October 9, 2003, the Board of Directors resolved to change our name from Bert Logic, Inc. to "Tissera, Inc." On October 27, 2003, we incorporated a wholly-owned subsidiary in Israel, Tissera Ltd.

GENERAL

We develop, test and intend to commercialize organ and tissue transplantation therapies based on an approach employing organ-specific precursor tissues. Our future approach involves harvesting embryonic mammalian tissue at the most appropriate stages after stem cells have committed to becoming organ-specific precursor tissues and transplanting them in target human organ systems. The optimal windows for embryonic tissue transplantation have been defined by Prof. Reisner's lab at the Weizman Institute. We entered into a Research and License Agreement with Yeda Research and Development Company Limited ("Yeda"), which is located in Rehovot, Israel, whereby Yeda procures the performance of research at the Weizman Institute of Science, under the supervision of Professor Yair Reisner of the Department of Immunology. We have a world wide license that shall expire in each country with respect to each product at the later of (i) the expiration of the patents covering such product in the country of sale, or (ii) 15 years from the date of receipt of FDA New Drug Approval in the United States for such product, or the equivalent in any other country in which the products are sold.

For the year ended July 31, 2004, we did not generate revenues and generated net losses of $22,529,000 as compared to no revenue and net losses in the amount of $31,000 for the year ended July 31, 2003. We are at development stage and devoting substantially all of our efforts toward conducting R&D activities, raising capital, pursuing regulatory approval, recruiting personnel and building infrastructure. Our former line of business was selling bit error testers. Our license in connection with bit error testers expired in May 2004.

ORGAN TRANSPLANTATION

GENERAL

The Research Agreement entered into with Yeda provides the Company with the right to market and sell products for solid organ transplantation from embryonic tissue based on research conducted in the laboratory of Prof. Yair Reisner at the Weizmann Institute of Science. Yeda is the commercial arm of the Weizmann Institute of Science. Further, the Research Agreement provides the Company with the license to market and sell products for solid organ transplantation from embryonic tissue based on research conducted at the Weizmann Institute of Science under the supervision of Prof. Yair Reisner in accordance with the Research Agreement. The Company intends to market and sell products for solid organ transplantation from embryonic tissue based on research conducted by Prof. Yair Reisner's lab at the Weizmann Institute of Science. The Company believes this technology will provide effective alternatives to current kidney, liver and pancreas transplants and provide therapies for a number of unmet medical needs in large markets. Yeda has filed several patent applications with the United States Patent and Trademark Office and other patent offices worldwide in accordance with the Research Agreement.

ABOUT THE PRODUCT

Technologies involving the utilization of stem cells from early human embryos or adults are being researched and developed as a source of early stage cells that could be isolated, grown in culture and used to replace tissues impaired by many devastating diseases. In 1998, scientists first developed a procedure whereby they were able to isolate embryonic stem cells from early human embryos and grow them in culture. Embryonic stem cells were viewed as a new source of tissue that could be used to replace cells or tissues that are damaged or destroyed by various diseases. However, scientists have not been able to overcome the difficulties involved in replicating nature and controlling the growth and differentiation of stem cells in the laboratory.

Embryonic stem cell research was delayed due to the inability to determine which organ a cell would develop into. At a certain point in embryonic development, stem cells differentiate and commit to a particular development pathway leading to the formation of a specific organ. Unfortunately, it could not be determined which cells were going to develop into a specific organ. As a result of embryonic stem cells tendency to develop in a disorganized fashion that could not be controlled, the scientific community was not able to develop any real world uses for embryonic stem cells.

Prof. Reisner, through his research at the Weizmann Institute of Science, has learned to identify kidney, liver, pancreatic and other precursor tissues found in the developing embryo. Prof Reisner intends to continue to identify additional organ precursor tissues as well. In their initial experiments, Prof. Reisner's team harvested kidney precursor tissue from human and porcine embryos which was then implanted in mice. The approach developed in Prof. Reisner's lab preserves the natural state of harvested tissue. Tissue is harvested from aborted embryos and then implanted in the recipient. Tissues are tested for control purposes; however, cells are not isolated, cultured, expanded or genetically engineered. This approach takes embryonic tissue and transplants it in a recipient where it matures into appropriate functional tissue. By using committed organ-specific precursor cells, uncontrolled differentiation is avoided. By taking tissue at the earliest time after cells commit to a pathway, immune response is minimized. Further, cells are not altered through culturing and manipulation in ways that may reduce their integration in the host.

Implanting healthy embryonic tissue into humans, tissue which will mature and produce missing proteins, is believed to be a therapy for many diseases where a specific protein is not being produced in sufficient quantities (i.e. type I diabetes, hemophilia, etc.). Ideally, human embryonic tissue would be used for treating diseased human patients. However, in some countries, most notably the United States, there are objections on ethical grounds to using tissue from aborted embryos. Furthermore, pigs may be a preferred source of tissue for certain clinical applications. Pigs can be raised in controlled environments and typically gestate five to ten embryos in each pregnancy. Embryonic porcine tissue can be made available as needed. Human tissue produces human proteins that may have a better therapeutic potential than porcine tissue that produces somewhat different proteins. In treating some diseases, these differences may be significant.

We intend to market and sell products for solid organ transplantation from embryonic tissue based on research conducted by Prof Reisner's lab in accordance with the Research Agreement. The Company believes that the use of early organ-committed tissues may be appropriate for treating many serious diseases. The Company believes initial targets should include insulin dependent diabetes, hemophilia and other liver-related genetic deficiencies, and certain renal pathologies. The Company, through its commercialization of research conducted pursuant to the Research Agreement, intends to provide readily available on demand solutions for patients waiting for transplant organs that will reduce the need for long term use of immunosuppressive drugs and will involve minimally invasive surgical procedures that are normally associated with transplants. We understand there are numerous regulatory approvals which will be needed before the above can be put into place.

PLAN OF OPERATION

We licensed the right to develop products for solid organ transplantation from embryonic tissue from Yeda and entered an agreement to sponsor research in Prof. Reisner's laboratory at the Weizmann Institute of Science for three years. Prof. Reisner's team is continuing the development of applications employing kidney precursor tissue as well as pancreas and liver precursor tissues. Prof. Reisner has begun experiments implanting pancreatic precursor tissues harvested from pig embryos into monkeys. This will allow scientists to monitor the growth of precursor tissues in a large animal, to develop appropriate surgical techniques, to optimize the amount of tissue transplanted and to determine the most suitable use of immunosuppressive drugs. We will initially seek approval through pre-clinical development in Israel and/or Europe.

THE LICENSE

We develop, test and intend to commercialize organ and tissue transplantation therapies based on an approach employing organ-specific precursor tissues. Our future approach involves harvesting embryonic mammalian tissue at the most appropriate stages after stem cells have committed to becoming organ-specific precursor tissues and transplanting them in target human organ systems. The optimal windows for embryonic tissue transplantation have been defined by Prof. Reisner's lab at the Weizman Institute.

On October 8, 2003, we entered into a Research and License Agreement (the "Research Agreement") with Yeda Research and Development Company Limited located in Rehovot, Israel. The agreement relates to the rights of our company to have the license from Yeda related to research conducted and to be conducted at the Weizmann Institute of Science, under the supervision of Professor Yair Reisner of the Department of Immunology, and relates to an invention comprising methods of organ transplantation utilizing developing nephric and other tissues. The License granted to us shall expire in each country with respect to each product at the later of the following:

      o the expiration of the patents covering such product in the country of sale; or

      o 15 years from the date of receipt of FDA New Drug Approval (in the United States), or the equivalent in any other country in which the products are sold.

In addition, Yeda may terminate the Research and License Agreement if we are in breach thereof and Yeda may, at its option, terminate the Research and License Agreement, in whole or in part, or make it non-exclusive if we fail to reach certain commercialization and development goals as set out in the Research and License Agreement. Yeda is entitled to unilaterally amend the license so that it is non-exclusive or terminate the license in the event that we fail to achieve commercialization of at least one product within certain time limits, fail to commence various phases of clinical trials within certain time limits or fail to sell a product after certain milestones. Further, if we contest the validity of the patents, Yeda may terminate the license. In the event that Yeda would like to pursue sponsored research with respect to, or the commercialization of, a given product that would otherwise be subject to the Research and License Agreement that we have not already commenced developing, then Yeda may provide us with notice of its intention. Upon receipt of such notice, we will then have three months to submit a product development program. If we do not submit such program, the license will be terminated with respect to said given product.

As part of the Research and License Agreement, the Company issued to Yeda on February 24, 2005 the following:

      o a warrant, exercisable at an aggregate exercise price of US $900 to purchase up to 2.23% of the issued and outstanding shares of common stock of our company immediately following the exercise of such warrant; and

      o a warrant, exercisable at an aggregate exercise price of US $1,100 to purchase up to 2.67% of the issued and outstanding shares of our company immediately following the exercise of such warrant.

However, the Research and License Agreement provides that the maximum number of shares of common stock that Yeda may exercise into for each warrant is 3,010,699 and 3,612,839, respectively (in each case as such number of shares of common stock shall be appropriately adjusted in the event of stock splits, stock dividends, capital reorganizations, reclassifications, recapitalizations and the like as well as issuances or sales by us of shares for par value only, for consideration less than par value and for no consideration, all in accordance with the terms and conditions of said warrant, which shall be satisfactory to Yeda and us). The share amounts described above are adjusted to reflect the three for one split, but not the other adjustment events described above that have occurred through the date hereof. Each such warrant shall be exercisable for a period beginning on the date of its issuance and ending at the later of the following:

      o one year following the termination of the Research and License Agreement; and

      o     October 7, 2013.

We also agreed to pay or have paid to Yeda the following:

      o with regard to the first year of the research period (commencing on April 9, 2003), we paid the amount of US $450,000 of which a non-refundable installment of US $450,000 was paid on December 23, 2003. This amount is in addition to the $450,000 paid to Yeda in connection with researched performed by Yeda during the first year;

      o with regard to the second year of research we paid an amount of US $900,000 of which $225,000 was paid on April 23, 2004; $225,000 was paid on July 8, 2004; $225,000 was paid on October 8, 2004; and $225,000 was paid on January 10, 2005.

      o with regard to the third year of the research period, we will pay an amount which shall be not less than US $900,000 and not more than US $1,000,000 per year to be determined by mutual agreement of the parties no later than 30 days prior to the commencement of the relevant year, in four equal three monthly non-refundable installments, payable in advance at the beginning of each three month period during such year.

If the parties fail to reach agreement within the time frame referred to above regarding the amount of the research budget payable for the third year of the research period (as the case may be), then the research budget for such year shall be US $900,000 and Yeda shall procure the performance of research for such reduced amount.

We have also agreed that within one year from the date of the Research and License Agreement, we will submit a development program to Yeda for its approval. We applied to Yeda for the deferral of the submission of this program to September 2005 and we have obtained Yeda's official approval for this deferral. We further undertook to use our best efforts to commercialize the licensed products. We also agreed to pay Yeda a license fee as follows:

      o     $50,000 per year commencing on April 9, 2006;

      o 4% of net sales of all products covered by the Research and License Agreement;

      o 33% of all sublicense fees for all agreements entered into within one year of the Agreement; and

      o 16% of all sublicense fees for all agreements entered into after such one year period.

INDUSTRY

There are numerous companies developing drugs or devices to slow down or halt the progression of kidney and liver disease, to treat diabetes and to care for genetic diseases. These companies are developing traditional chemical compounds, new biological drugs, cloned human proteins and other treatments, which are likely to impact the markets which we are targeting.

There are a number of companies developing cell therapies. Among them, there are those that are using genetically-engineered, non genetically-engineered cells, fetal cells, adult cells, progenitor cells, mature cells, human cells and non-human cells. The Company is aware of two companies that have been involved in fetal porcine cell transplant. Alexion Pharmaceuticals was developing fetal porcine cell treatments. Alexion's annual report states that is looking for a corporate partner and is no longer investing in their cell therapy program. Diacrin, Inc. was active in developing fetal porcine cell therapies for liver and cardiac applications. Diacrin had begun phase I studies for a number of applications. It showed positive phase I results for a Parkinson's disease therapy but failed to show convincing phase II results. In August 2003, Diacrin merged with GenVec, Inc. and it is not clear which, if any, of the porcine cell therapies will be continued.

There are a number of companies using adult stem cells or adult precursor cells. These companies must first isolate the adult stem cells from surrounding tissue and then grow them in culture in order to arrive at the number of cells required for therapeutic use. Growing adult stem cells generally requires the extensive use of growth factors or genetic engineering techniques. Some of these companies have had moderate success developing cell therapies (e.g. Genzyme's Carticel for knee cartilage repair) although they have not yet been able to engineer a functional organ structure.

Dr. Marc Hammerman at the Washington University in St. Louis has been active in developing kidney disease therapies based on transplanted embryonic kidney-precursor cells and has been granted a patent, titled "Chimeric Kidney", by the US Patent and Trademark Office in connection with this research. A British company, Intercytex Ltd., has licensed this technology and is sponsoring research in Dr. Hammerman's laboratory. This same company has also filed a related PCT application titled "Kidney Formation". In addition, Dr. Hammerman has been active in developing diabetes mellitus therapies based on transplanted embryonic endocrine pancreas-precursor tissues and has filed a US patent application, titled "Chimeric Pancreas", in connection with this research. As it was felt by us that the above-mentioned patent and patent applications might have a negative impact on our potential to develop our products, we have commissioned an expert legal opinion on the matter from a leading office of patent attorneys. This opinion has been delivered to us, and on its basis, we now do not believe that either Dr. Hammerman's patent and patent application or Intercytex' patent application should restrict Tissera's freedom to implement its pancreatic and/or kidney product development.

We believe, based on information currently available to us, that Dr. Hammerman's research will not impact our liver, spleen and other organ applications.

EMPLOYEES

We currently only have three officers and no day to day employees. We are currently managed by Amos Eiran and Alex Werber our CEO and CFO, respectively. Dr. Uri Elmaleh serves as our V.P. of Medical and Regulatory Affairs. We currently use consultants, attorneys and accountants as necessary. If we hire employees a portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

DESCRIPTION OF PROPERTY

We are headquartered at 8 Maskit St. 4th floor, Herzlia Israel where we occupy 1,000 square feet of office space. We believe that this facility is generally suitable and adequate to accommodate our current operations and that such facility is adequately insured.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except for the following, we are currently not aware of nor has any knowledge of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results:

      o On July 19, 2004, an investor which participated in our private placement of securities in March 2004, sent a letter to us claiming that it was a victim of our misconduct. The letter was subsequently withdrawn on July 29, 2004;

      o On September 30, 2004, an investor which participated in our private placement of securities in March 2004, sent a letter to us claiming that it was prepared to bring claims in the United States District Court for the Southern District of New York if compromise negotiations were not commenced and concluded without delay. We entered a settlement agreement with this investor in March 2005.;

      o On September 7, 2004, certain shareholders demanded from the former CEO to repay our company the amount of $1,074,00 (which is the value of the shares, that we issued as a result of the CEO's cashless exercise of the abovementioned options, at the date of exercise, and which were sold by the CEO), claiming that the exercise of the options was executed before the end of the vesting period. In addition, the above shareholders demanded that the former CEO pay the company, compensation in the amount of $645,000 for damages. Management of the Company and its legal advisors are of the opinion that the vast majority of the assertions are against the former CEO and not our company. We deny assertions that may imply to our responsibility and, as a result, no provision was recorded in the financial statements; and

      o On December 23, 2004, Dr. Vicki Rabenou, our former CEO, filed civil claim no. 10858/04 in Israel against our company claiming payment of NIS 564,140 (approximately $128,000) allegedly owed to her pursuant to the terms of her employment agreement. A provision in the amount of $100,000, was recorded in operating expenses, in respect of the former CEO's claim. We intend to vigorously defend against Dr. Rabenou's claim and we have commenced a countersuit against Dr. Rabenou for sums owed to our company by Dr. Rabenou. We have filed a letter of defense against this claim and filed a counterclaim against Dr. Rabenou in the amount of NIS 9,405,491 (approximately $2,150,000). Further, on January 15, 2004, Dr. Rabenou, in her capacity as our then-CEO, presented a proposal to our Board of Directors (the "Board") to issue a total of 2,677,000 shares of to a number of specified entities and individuals in consideration for their respective services. The proposed share issuance was approved by the Board based on Dr. Rabenou's recommendation. One of the entities to which shares were issued was a company named BioGreen Ltd. ("BioGreen"), which was issued 397,000 shares (the "BioGreen Shares"). After Dr. Rabenou resigned, we commenced a diligent review of all corporate actions taken while Dr. Rabenou served as the CEO of our ompany. In connection with such review, management was unable to track and identity the services BioGreen had provided to our company, due to the fact that the former CEO did not reply satisfactory to the inquires made by our company. As stated above, we filed a counter claim in Israel against Dr. Rabenou, which, among other things, is seeking indemnity for the issuance of the 397,000 shares for which Dr. Rabenou has refused to provide an explanation. In response to our claim, Dr. Rabenou filed a reply brief in which she asserted that she assigned her right to the BioGreen Shares to an offshore company incorporated in the Bahamas, which we assume is BioGreen. None of these facts alleged by Dr. Rabenou in her reply brief were disclosed by Dr. Rabenou to our Board on or around January 15, 2004, when the Board authorized the issuance of the BioGreen Shares to BioGreen. We described the above facts in our Form 10-QSB filed for the quarter ended April 30, 2005. Subsequent to the filing of the Form 10-QSB, we were contacted by Dr. Rabenou's legal counsel which claimed that such statements regarding Dr. Rabenou in our Form 10-QSB were libelous and threatened legal action if such statements were not withdrawn and, in addition, claiming damages of approximatwly $23,000. We disagree with legal counsel's analysis and to not intend to revoke such statements in our Form 10-QSB. We are evaluating the legal implications of the above described issuance.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


Our directors hold office until the annual meeting of shareholders next held after their election. The officers and directors of our company as of August 26, 2005 are as follows:

--------------------------------------------------------------------------------
    Name               Age         Position
--------------------------------------------------------------------------------
Amos Eiran             68          Acting Chief Executive Officer and
                                   Chairman of the Board of Directors
Alex Weber             49          Chief Financial Officer and Chief Accounting
                                     Officer
Robert G. Pico         59          Director
Uri  Elmaleh           57          VP Research
Meir Segev             51          Director
Peretz Shmuel          63          Director
--------------------------------------------------------------------------------


Amos Eiran was appointed on September 7, 2004 as the Chairman of the Board and as the Acting Chief Executive Officer of the Company. Mr. Eiran serves as Chairman of Atudot, a major Israeli pension fund, and Chairman of the Investments Committee of Clal Insurance Group, an Israeli insurance company. He also serves as a director of Deleck Oil Exploration. Mr. Eiran has been a director for Medis Technologies Ltd. (Nadaq: MDTL) since 1992 and is also a director of two of its subsidiaries, Medis Inc. and Medis El. Through the summer of 2002, Mr. Eiran served as the Chairman of the Industrial Cooperation Authority, the agency in charge of the buy-back and offset programs of the State of Israel, for seven years. Mr. Eiran was Director General of the Prime Minister's office during Yitzhak Rabin's first term as Prime Minister. Prior to and after his term with the Prime Minister's office, he was Director General and Chairman of Mivtahim, the largest pension fund in Israel. From 1993 to 1995, Mr. Eiran served as a director for XTL Biopharmaceuticals Ltd., a company presently traded on the London Stock Exchange. Mr. Eiran received a bachelor's degree in Liberal Arts from American University in Washington D.C. in 1968, a master's degree in History from Tel Aviv University in 1974, a diploma in business administration from Harvard University in 1963 and a diploma in investments from the Wharton Business School in 2002.


Alex Werber serves as our Chief Financial Officer and Chief Accounting Officer. From December 2003 to the present, Mr. Werber has worked as a financial services consultant where he has provided a wide range of outsourced financial services. In addition, since September 2000 Mr. Werber has served as the Audit Committee Chairman of the Board of Directors of Crow Technologies Ltd., a manufacturer of security products. From October 2001 to August 2002, Mr. Werber was the Chief Financial Officer of CTMotion Ltd. a developer and deplorer of mobile internet and location-based services. In addtion, Mr. Werber served as a business developer for Nokrom Technologies, which specializes in retain financial services, insurance and telecommunications sectors. From November 1996 to March 2000, Mr. Werber served as the Vice President of Finance for Vcon Telecommunications, a developer and manufacturer of video conferencing systems. Mr. Werber is a Certified Public Accountant and received his Bachelor of Arts in Economics and Accountancy from Tel Aviv University and did his post graduate study in Accounting at Tel Aviv University.


Uri Elmaleh holds an M.D. degree from the Hebrew University and Hadassah medical school in Jerusalem. He is a certified board specialist, who underwent training in both Internal Medicine and Obstetrics & Gynecology at Hadassah University Hospital. Prior to joining the company, he served as VP for Business Development in Rad Biomed Ltd, where he was actively involved in the establishment and scientific and business mentoring of several Life Sciences start-up companies.

Mr. Robert G. Pico, since joining TranSwith Corporation in 1989, has held several top management positions at TranSwitch, a publicly traded Nasdaq corporation, including director of business operations, vice president of sales and vice president of business development. Mr. Pico is currently the vice president of business development at TranSwitch Corporation. Mr. Pico sits on the board of IC4IC , TeraOP, SOSI and is an advisor for Accordion Networks and Optix Networks. In 1966, Mr. Pico received a BSEE from the University of Hartford, in 1972 he received an MS in Physics from Trinity College and in 1981 he completed the coursework for an MBA from the University of Hartford.

Meir Segev is a director of our company. Meir Segev was appointed as a director of Pluristem Inc. on March 18, 2003 and also serves as the Chief Executive Officer of ISC Holdings Ltd. Mr. Segev graduated from University of Haifa and received his Bachelor of Arts degree in political science in 1997. From 1997 to 2002, Mr. Segev served as the Headquarters Division Head of Shabak, the Israel Security Agency. He was primarily responsible for the management and strategic planning of resources and budget for the entire Headquarters Division of Shabak.

Shmuel Peretz was appointed on November 29, 2004 as a director and as a Chairman of the Audit Committee of the Board. Mr. Pertez has held several top management positions Israel Aircraft Industry (IAI) among them the CEO of IAI and President of IAI Europe. Mr. Petetz served as director on several companies including Elta, Magal, Elcint and others. Mr. Peretz in 1982, received a MBA degree from the New York Institution of Technology, in 1963 he received a BA in Economics from the Hebrew University, Jerusalem.

CODE OF ETHICS

We adopted a Code of Ethics for our officers, directors and employees.

                             EXECUTIVE COMPENSATION

The following table provides summary information for the years 2002, 2003 and 2004 concerning cash and noncash compensation paid or accrued by our company to or on behalf of the president and the only other employee(s) to receive compensation in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                        Long Term Compensation
                                               ------------------------------------
                      Annual Compensation              Awards              Payouts
                    ---------------------------------------------------------------
                                        Other                  Securities
                                        Annual     Restricted    Under-
Name and                               compen-      Stock        lying       LTIP     All Other
Principal           Salary   Bonus      sation     Awards      Options/    Payouts     Compen-
Position      Year    ($)     ($)        ($)         ($)       SARs (#)      ($)     sation ($)
----------------------------------------------------------------------------------------------
Vicki Rabenou 2004  179,000  110,000***   --         --        2,042,551     --       868,492****
              2003       --       --      --         --               --     --            --
              2002       --       --      --         --               --     --            --

Lance         2004       --       --      --         --               --     --            --
Rudelsheim    2003       --       --      --         --               --     --       $12,000*
              2002       --       --      --         --               --     --       $12,000*


* This is a non cash item and accounted for as donated capital in the financial statements

** Mr. Rudelsheim resigned as President, Secretary and Director on September 18, 2003.

*** On November 4, 2004, the Board of Directors decided to cancel a former bonus granted to the former CEO in March 2004, in the amount of $110,000. We have submitted a letter to the former CEO demanding that the bonus be repaid. We are currently engaged in litigation with our former CEO.

***** Represents value of the options granted to Dr. Rabenou.

COMPENSATION OF DIRECTORS

Mr. Pico, Mr. Segev and Mr. Peretz received warrants to purchase 270,540 shares of common stock each at an exercise price of $1.00.

Directors who are not employees of our company are paid $500 for participation in Board meeting and $250 for telephonic attendance as well as annual fee of $8,400.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No director, executive officer or nominee for election as a director of our company, and no owner of five percent or more of our outstanding shares or any member of their immediate family has entered into or proposed any transaction in which the amount involved exceeds $60,000 except as set forth below.

Other than the $12,000 recorded each year as consulting fees and returned to us in the form of donated capital and the 5,000,000 shares issued to Mr. Rudelsheim in exchange for $10,000 upon our inception, there has been nothing of value (including money, property, contracts, options, or rights of any kind) received or to be received by Mr. Rudelsheim, directly or indirectly, from our company. We have not received any other assets, services or other consideration as a result. We arbitrarily determined the price of the shares issued to Mr. Rudelsheim.

Meir Segev and Robert G. Pico, our directors, each received 270,540 warrants which vest at the rate of 22,545 shares of common stock every three months during the terms of the warrants. The warrants are exercisable at $1.00 per share.

Alex Werber, our CFO, was granted 100,000 stock options that are exercisable at $0.30 per share on a cashless basis. The Stock Options vest and become exercisable in 36 equal monthly installments of 2,778. The Stock Options expire
(5) years after the date they vest and become exercisable, but in any case not later than six (6) months after termination of the reporting person's employment. We have an agreement with Alex Werber which provides that we must pay Mr. Werber 30,000 NIS for full time.

We have entered into an employment agreement with Dr. Uri Elmaleh, our V.P. of Medical and Regulatory Affairs. The agreement provides that we must pay him 35,000 NIS per months as well as provide him with a car and phone allowance. We also granted Dr. Elmaleh a warrant to purchase 280,000 shares of common stock at $.30 per share. On May 25, 2004 the Company granted Dr. Uri Elmaleh 10,090 shares in consideration for services rendered.

In March 2004, the Board of Directors authorized the issuance of 280,000 shares of common stock to Pinny Rabenou. Mr. Rabenou is the brother of Dr. Vicki Rabenou, our former CEO and a former director. In addition, the Board also authorized the issuance of common stock purchase warrants to purchase 280,000, which the granting of such warrants were contingent upon the entering into a definitive employment agreement with Mr. Rabenou. As no definitive employment agreement was entered into, the Board of Directors cancelled the warrants issued to Mr. Rabenou.

We entered into an employment arrangement with Mr. Yaron Sagi. Mr. Sagi, a shareholder of our company, in exchange for serving in an administrative capacity, received a warrant to purchase 33,333 shares of common stock at an exercise price of $.30 per share. Further, Mr. Sagi received a salary of 25,000 new Israeli shekels per month plus use of a company car and cellular phone. This employment agreement has been terminated.

In consideration for Dr. Vicki Rabenou's efforts in obtaining financing for the Company in the amount of $5,500,000 in March 2004, the Board of Directors granted a bonus in the amount of $110,000 to Dr. Rabenou. On November 4, 2004, the Board of Directors decided to cancel a former bonus granted to the former CEO in March 2004, in the amount of $110,000 and demand the bonus to be repaid. The Company has submitted a letter to the former CEO demanding that the bonus be repaid. The former CEO has not responded.

At a special meeting of the Board of Directors of our company, a majority of our directors elected to terminate Dr. Vicki Rabenou as the Chief Executive Officer of our company. In addition, Dr. Vicki Rabenou has resigned as a director of our company pursuant to a resignation letter from Dr. Rabenou to the Board of Directors dated September 20, 2004 (the "Resignation Letter"). In addition, Dr. Rabenou has resigned as a director and Chief Executive Officer of Tissera, Ltd., a wholly-owned subsidiary of our company, pursuant to the Resignation Letter. Dr. Rabenou's resignation in said capacities was effective on September 20, 2004.

On December 23, 2004, Dr. Vicki Rabenou, our former CEO, filed civil claim no. 10858/04 in Israel against our company claiming payment of NIS 564,140 (approximately $128,000) allegedly owed to her pursuant to the terms of her employment agreement. A provision in the amount of $100,000, was recorded in operating expenses, in respect of the former CEO's claim. We intend to vigorously defend against Dr. Rabenou's claim and we have commenced a countersuit against Dr. Rabenou for sums owed to our company by Dr. Rabenou. We have filed a letter of defense against this claim and filed a counterclaim against Dr. Rabenou in the amount of NIS 9,405,491 (approximately $2,150,000). Further, on January 15, 2004, Dr. Rabenou, in her capacity as our then-CEO, presented a proposal to our Board of Directors (the "Board") to issue a total of 2,677,000 shares of to a number of specified entities and individuals in consideration for their respective services. The proposed share issuance was approved by the Board based on Dr. Rabenou's recommendation. One of the entities to which shares were issued was a company named BioGreen Ltd. ("BioGreen"), which was issued 397,000 shares (the "BioGreen Shares"). After Dr. Rabenou resigned, we commenced a diligent review of all corporate actions taken while Dr. Rabenou served as the CEO of our ompany. In connection with such review, management was unable to track and identity the services BioGreen had provided to our company, due to the fact that the former CEO did not reply satisfactory to the inquires made by our company. As stated above, we filed a counter claim in Israel against Dr. Rabenou, which, among other things, is seeking indemnity for the issuance of the 397,000 shares for which Dr. Rabenou has refused to provide an explanation. In response to our claim, Dr. Rabenou filed a reply brief in which she asserted that she assigned her right to the BioGreen Shares to an offshore company incorporated in the Bahamas, which we assume is BioGreen. None of these facts alleged by Dr. Rabenou in her reply brief were disclosed by Dr. Rabenou to our Board on or around January 15, 2004, when the Board authorized the issuance of the BioGreen Shares to BioGreen. We are evaluating the legal implications of the above described issuance.

On November 4, 2004, we ratified the issuance of warrants to purchase 200,000 shares of common stock at an exercise price of $1.00 to each Prof Shaked and Sir Roy York Calne.

We granted Mr. Eiran, its Acting CEO and Chairman of the Board, warrants to purchase 1,500,000 shares of common stock at an exercise price of $0.3. Executive's rights to exercise the warrants shall vest in 24 equal monthly installments during a period of two years commencing September 7, 2004. Any vested portion of the warrants, if not previously exercised shall terminate upon the earlier of three months after termination of the agreement or 10 years from the date of vesting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding beneficial ownership of our common stock as of August 26, 2005


      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.

--------------------------------------------------------------------------------
                  Name and Address of           Amount             Percent
  Title of Class  Beneficial Owner            of Shares(2)       of Class(2)
--------------------------------------------------------------------------------
Common Stock      Robert G. Pico**            122,240(3)            *%
                  3 Field Drive
                  Woodbridge, CT 06525
--------------------------------------------------------------------------------
Common Stock      Alex Werber**                47,222(4)            *%
                   Maskit 8
                  4rd floor
                  Herzlia 46733
                  Israel
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  Name and Address of           Amount            Percent
  Title of Class  Beneficial Owner           of Shares(2)       of Class(2)
--------------------------------------------------------------------------------
Common Stock      Amos Eiran**                639,041(1)              *%
                   Maskit 8
                  4rd floor
                  Herzlia 46733
                  Israel
--------------------------------------------------------------------------------
Common Stock      Meir Segev**                145,215(3)              *%
                   Maskit 8
                  4rd floor
                  Herzlia 46733
                  Israel
--------------------------------------------------------------------------------
Common Stock      Peretz Shmuel**              30,142                 *%
                  Galgaley Haplada 11
                  Third entrance
                  3rd floor
                  Herzlia 46733
                  Israel
--------------------------------------------------------------------------------
Common Stock      Uri  Elmaleh **             106,868                 *%
                  Maskit 8

                  4rd floor
                  Herzlia 46733
                  Israel

--------------------------------------------------------------------------------
Common Stock      Sharon Laor               1,620,000              5.87%
                  27 Alexander Penn
                  Tel Aviv, Israel 69641

--------------------------------------------------------------------------------
Common Stock      Yael Zucker               1,740,000              6.31%
                  27 Alexander Penn
                  Tel Aviv, Israel 69641

--------------------------------------------------------------------------------
Common Stock      All officers and          1,090,728              3.80%
                  directors as a Group
--------------------------------------------------------------------------------

* Less than 1% of the outstanding common stock.

** Executive officer and/or director.

(1) We granted Mr. Eiran warrants to purchase 1,500,000 shares of common stock at an exercise price of $0.30. Executive's rights to exercise the warrants shall vest in 24 equal monthly installments during a period of two years commencing September 7, 2004, of which 639,041 are currently vested.

(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days as of May 31, 2005. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on December 3, 2004 any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. As of May 31, 2005, we had 27,582,114 shares of common stock outstanding.

(3) Received a warrant to purchase 270,540 shares of common stock, of which 105,210 are vested for Mr. Pico and 67,235 are vested for Meir Segev.

(4) We granted a warrant to purchase 100,000 shares of common stock to Mr. Werber. Currently, 33,333 shares of common stock have vested in connection with the warrant.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK


We are authorized to issue up to 100,000,000 shares of common stock, par value $.0001. As of August 26, 2005, there were 27,582,114 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefore. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


COMMON STOCK PURCHASE WARRANTS

We currently have 29,026,449 common stock purchase warrants outstanding. The common stock purchase warrants are each exercisable into one share of common stock at the holder's option at various exercise prices and for various periods of duration.

TRANSFER AGENT

Our transfer agent is First American Stock Transfer Company, Inc. Their address is 706 East Bell Road, Suite 202, Phoenix, Arizona 85022 and their telephone number is 602-485-1346.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the general corporate law of the State of Washington, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize us to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholders defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                                Shares Beneficially Owned                    Shares Beneficially Owned
                                                Prior to the Offering(1)                        After the Offering(2)
                                                -------------------------                  ------------------------------
                                                                                Total
                                                                                Shares
                  Name                             Number       Percent       Registered     Number            Percent
----------------------------------------        ------------  ----------     ------------  ----------        ------------
ALPHA CAPITAL AKTIENGESELLSCHAFT (3)             3,428,568      4.99%         1,714,284    1,714,284           4.99%
Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein

WHALEHAVEN FUNDS LIMITED(4)                        428,547      *               214,287     214,287              *
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08

STONESTREET LIMITED PARTNERSHIP (5)              1,542,858      4.99%           771,429     771,429            2.67%
C/o Canaccord Capital Corporation
320 Bay Street, Suite 1300
Toronto, Ontario M5H 4A6, Canada

GENESIS MICROCAP INC. (6)                          685,716      2.44%           342,858     342,858            1.22%
483 Green Lanes
London N13 4BS, England

VERTICAL VENTURES, LLC (7)                       2.057,142      4.99%         1,028,571    1,028,571           3.51%
641 Lexington Avenue, 26th Floor
New York, NY 10022

GENERATION CAPITAL ASSOCIATES (8)                  720,000      2.55%           360,000     360,000            1.28%
1085 Riverside Trace
Atlanta, GA 30328

OMEGA CAPITAL SMALL CAP FUND, LTD. (9)             685,716      2.44%           342,858     342,858            1.22%
5516 14th Avenue
Brooklyn, NY 11219

                                                Shares Beneficially Owned                   Shares Beneficially Owned
                                                Prior to the Offering(1)                       After the Offering(2)
                                                -------------------------                  ------------------------------
                                                                                Total
                                                                                Shares
                  Name                             Number       Percent       Registered     Number            Percent
----------------------------------------        ------------  -----------    ------------  ----------        ------------
BRISTOL INVESTMENT FUND, LTD. (10)               2,400,000      4.99%         1,200,000    1,200,000           4.06%
Caledonia House, Jennett Street
George Town, Grand Cayman
Cayman Islands

WAYNE SOKER (11)                                   342,858      1.23%           171,429     171,429              *
55 Shaw Road
Chestnut Hill, MA 02467

GREENWICH GROWTH FUND LIMITED (12)                 342,858      1.23%           171,429     171,429              *
3rd Floor, 14 Par-Laville Road
Hamilton, Bermuda HM08

COUNTRYWIDE PARTNERS LLC (13)                      342,858      1.23%           171,429     171,429              *
152 West 57th Street, 54th Floor
New York, NY 10019

PLATINUM PARTNERS VALUE ARBITRAGE FUND           2,914,284      4.99%         1,457,142    1,457,142           4.86%
LP (14)
152 West 57th Street, 54th Floor
New York, NY 10019

PLATINUM PARTNERS GLOBAL MACROFUND LP              685,716      2.44%           342,858     342,858            2.44%
(15)
152 West 57th Street, 54th Floor
New York, NY 10019

BODNER FAMILY FOUNDATION (16)                      342,858      1.23%           171,429     171,429              *
152 West 57th Street, 54th Floor
New York, NY 10019

JM INVESTORS(17)                                   437,142      1.56%           218,571     218,571              *
152 East 9th Street
Lakewood, NJ 08701

PROFESSIONAL TRADERS FUND, LLC(18)                 900,000      3.18%           450,000     450,000            1.59%
1400 Old Country Road, Suite 206
Westbury, NY 11590

CAPE MAY INVESTORS INC. (19)                       300,000      1.08%           150,000     150,000              *
312 Central Avenue
Cape May Point, NJ 08212

GREENWOOD PARTNERS LP (20)                         300,000      1.08%           150,000     150,000              *
261 Old York Road, Suite 424
Jenkintown, PA 19046
                  TOTAL                                                       9,428,527

* Less than one percent.

(1) The number and percentage of shares beneficially owned assumes the exercise of common stock purchase warrants and is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The selling stockholders have contractually agreed to restrict their ability to exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.9% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Assumes that all securities registered will be sold and that all shares of common stock underlying the options and common stock purchase warrants will be issued.

(3) Shares being registered represent 571,428 shares of common stock underlying the Class A Common Stock Purchase Warrants and 1,142,856 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(4) Shares being registered represent 71,429 shares of common stock underlying the Class A Common Stock Purchase Warrants and 142,858 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(5) Shares being registered represent 257,143 shares of common stock underlying the Class A Common Stock Purchase Warrants and 514,286 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(6) Shares being registered represent 114,286 shares of common stock underlying the Class A Common Stock Purchase Warrants and 228,572 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(7) Shares being registered represent 342,857 shares of common stock underlying the Class A Common Stock Purchase Warrants and 685,714 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(8) Shares being registered represent 120,000 shares of common stock underlying the Class A Common Stock Purchase Warrants and 240,000 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(9) Shares being registered represent 114,286 shares of common stock underlying the Class A Common Stock Purchase Warrants and 228,572 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(10) Shares being registered represent 400,000 shares of common stock underlying the Class A Common Stock Purchase Warrants and 800,000 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(11) Shares being registered represent 57,143 shares of common stock underlying the Class A Common Stock Purchase Warrants and 114,286 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(12) Shares being registered represent 57,143 shares of common stock underlying the Class A Common Stock Purchase Warrants and 114,286 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(13) Shares being registered represent 57,143 shares of common stock underlying the Class A Common Stock Purchase Warrants and 114,286 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(14) Shares being registered represent 485,714 shares of common stock underlying the Class A Common Stock Purchase Warrants and 971,428 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(15) Shares being registered represent 114,286 shares of common stock underlying the Class A Common Stock Purchase Warrants and 228,572 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(16) Shares being registered represent 57,143 shares of common stock underlying the Class A Common Stock Purchase Warrants and 114,286 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(17) Shares being registered represent 72,857 shares of common stock underlying the Class A Common Stock Purchase Warrants and 145,174 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(18) Shares being registered represent 150,000 shares of common stock underlying the Class A Common Stock Purchase Warrants and 300,000 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(19) Shares being registered represent 50,000 shares of common stock underlying the Class A Common Stock Purchase Warrants and 100,000 shares of common stock underlying the Class D Common Stock Purchase Warrants.

(20) Shares being registered represent 50,000 shares of common stock underlying the Class A Common Stock Purchase Warrants and 100,000 shares of common stock underlying the Class D Common Stock Purchase Warrants.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

Manning Elliot, Chartered Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, Tissera, Inc.'s financial statements at July 31, 2003 and 2002, and for the years then ended that appear in the prospectus.

Kost Forer Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, has audited our consolidated financial statements at July 31, 2004 and for the year then ended, as set forth in their report thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about the Company's ability to continue as a going concern as described in Note 1c to the consolidated financial statements) appearing elsewhere herein. We've included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Kost Forer Gabbay & Kasierer's report, given on their authority as experts in accounting and auditing.

                              CHANGE IN ACCOUNTANTS

On January 12, 2004, we engaged Ernst & Young LLP as our principal independent accountant. The decision to engage Ernst & Young was taken upon the unanimous approval of our Board of Directors.

During the two most recent fiscal years and through January 12, 2004, we have not consulted with Ernst & Young regarding either:

      o the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us nor oral advice was provided that Ernst & Young concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or

      o any matter that was either subject of disagreement or event, as defined in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or a reportable event, as that term is explained in Item 304(a)(1)(iv)(A) of Regulation S-B.

On November 4, 2003, Manning Elliott, Chartered Accountants resigned as our independent public accountants.

For the years ended July 31, 2003 and 2002 and up until the date of dismissal, we had no disagreements with Manning on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Manning, would have caused it to make reference to the subject matter of the disagreement in connection with any report or opinion it might have issued.

Manning's opinion in its report on our financial statements for the years ended July 31, 2003 and 2002expressed substantial doubt with respect to our ability to continue as a going concern. Manning's report on our financial statements for the years ended July 31, 2003 and 2002 did not contain any other adverse opinion, disclaimer of opinion, or modification or qualification of opinion.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Tissera, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 that require us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. The public could obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330 Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                                  TISSERA, INC.

                              FINANCIAL STATEMENTS

For the Nine Months Ended April 30, 2005

         Consolidated Balance Sheets                                       F-1
         Consolidated Statement of Operations                              F-2
         Statements of Stockholders' Equity (Deficiency)                   F-3
         Statements of Cash Flows                                          F-4
         Notes to Financial Statements                                     F-5

For the Years Ended July 31, 2004 and 2003 of Tissera, Inc.

         Report of Independent Public Accountants                          F-12
         Consolidated Balance Sheets                                       F-13
         Consolidated Statement of Operations                              F-15
         Statements of Stockholders' Equity (Deficiency)                   F-16
         Consolidated Statements of Cash Flows                             F-17
         Notes to Financial Statements                                     F-18


                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

CONSOLIDATED BALANCE SHEETS
U.S. dollars in thousands (except share and per share data)

                                                                                                 April 30,         July 31,
                                                                                                   2005              2004
                                                                                              ------------     ------------
                                                                                                Unaudited
                                                                                              ------------
       ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                                  $      2,964     $      4,656
   Prepaid expenses and other current assets                                                           303              237
                                                                                              ------------     ------------

Total current assets                                                                                 3,267            4,893
                                                                                              ------------     ------------

SEVERANCE PAY FUND                                                                                      27                8
                                                                                              ------------     ------------

PROPERTY AND EQUIPMENT, NET                                                                             24               38
                                                                                              ------------     ------------

Total assets                                                                                  $      3,318     $      4,939
                                                                                              ============     ============

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Trade payables                                                                             $          6     $         21
   Other accounts payable and accrued expenses                                                         509              503
                                                                                              ------------     ------------

Total current liabilities                                                                              515              524
                                                                                              ------------     ------------

ACCRUED SEVERANCE PAY                                                                                   32               12
                                                                                              ------------     ------------

Total liabilities                                                                                      547              536
                                                                                              ------------     ------------

COMMITMENTS AND CONTINGENCIES (Note 4)

STOCKHOLDERS' EQUITY:
   Stock capital (Note 5):
      Common stock of $ 0.0001 par value each -
         Authorized: 100,000,000 shares as of April 30, 2005 and July 31, 2004; Issued and outstanding: 27,582,114 and 27,556,914 as of April 30, 2005 and
             July 31, 2004, respectively                                                                 3                3
      Preferred stock of $ 0.0001 par value each -
          Authorized: 20,000,000 shares as of April 30, 2005 and July 31, 2004; Issued
             and outstanding: 0 shares as of April 30, 2005 and July 31, 2004                           --               --
   Additional paid-in capital                                                                       29,121           27,197
   Deferred stock based compensation                                                                   (30)            (163)
   Deficit accumulated during the development stage                                                (26,323)         (22,634)
                                                                                              ------------     ------------

Total stockholders' equity                                                                           2,771            4,403
                                                                                              ------------     ------------

Total liabilities and stockholders' equity                                                    $      3,318     $      4,939
                                                                                              ============     ============

The accompanying notes are an integral part of the consolidated financial statements.


                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. dollars in thousands (except share and per share data)

                                                                                                                        From
                                                                                                                     May 31, 2000
                                                                          Nine months ended                        (inception date)
                                                                              April 30,               Year ended       through
                                                                    ----------------------------      July 31,        April 30,
                                                                        2005             2004           2004            2005
                                                                    ------------    ------------    ------------    ------------
                                                                              Unaudited                               Unaudited
                                                                    ----------------------------                    ------------
Operating expenses:
   Research and development (including
      expenses (income) related to options and
      warrants granted to Yeda (see
      Note 2) and to service providers in the
      amount of $ 14, $ 16,648 and $11,579 for the nine
      months ended April 30, 2005 and 2004 and for
      the year ended July 31, 2004, respectively)                   $        946    $     17,808    $     13,039    $     13,985
   General and administrative (including
      expenses (income) related to options,
      warrants and shares granted to
      service providers and compensation to
      investor (see Note 5) in the amount
      of $ 2,043, $ 9,297 and $ 8,346 for
      the nine months ended April 30, 2005
      and 2004 and for
      the year ended July 31, 2004, respectively)                          2,774           9,811           9,482          12,256
                                                                    ------------    ------------    ------------    ------------

                                                                           3,720          27,619          22,521          26,241
Financial expenses (income), net                                             (48)              6              (2)            (50)
                                                                    ------------    ------------    ------------    ------------

Loss from continuing operations for the period                             3,672          27,625          22,519          26,191
Income taxes                                                                  17              --              23              40
                                                                    ------------    ------------    ------------    ------------

Net loss from continuing operations for the period                         3,689          27,625          22,542          26,231
Loss (income) from discontinued operations                                    --             (13)            (13)             92
                                                                    ------------    ------------    ------------    ------------

Net loss                                                            $      3,689    $     27,612    $     22,529    $     26,323
                                                                    ============    ============    ============    ============

Basic and diluted net loss per share from continuing operations     $       0.13    $       1.37    $       1.04
                                                                    ============    ============    ============

Basic and diluted net loss per share from discontinued operations   $         --    $         --    $         --
                                                                    ============    ============    ============

Net loss per share                                                  $       0.13    $       1.37    $       1.04
                                                                    ============    ============    ============

Weighted average number of shares used in computing basic and
    diluted net loss per share                                        27,579,252      20,236,913      21,787,629
                                                                    ============    ============    ============


                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

           STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY)
U.S. dollars in thousands (except share data)

                                                                                                           Deficit
                                                                                                         accumulated       Total
                                                        Stock capital        Additional     Deferred      during the   stockholders'
                                                   -----------------------     paid-in    stock based    development       equity
                                                     Number       Amount       capital    compensation      stage       (deficiency)
                                                   ----------   ----------   ----------    ----------     ----------     ----------
Balance as of May 31, 2000                                 --   $       --   $       --    $       --     $       --     $       --

Shares issued for cash on May 31, 2000             15,036,000            2            8            --             --             10
Net loss                                                   --           --           --            --             (5)            (5)
                                                   ----------   ----------   ----------    ----------     ----------     ----------

Balance as of July 31, 2000                        15,036,000            2            8            --             (5)             5

Shares issued for cash on July 17, 2001             3,000,000        *) --           40            --             --             40
Contribution of capital                                    --           --           15            --             --             15
Net loss                                                   --           --           --            --            (30)           (30)
                                                   ----------   ----------   ----------    ----------     ----------     ----------

Balance as of July 31, 2001                        18,036,000            2           63            --            (35)            30

Contribution of capital                                    --           --           15            --             --             15
Net loss                                                   --           --           --            --            (39)           (39)
                                                   ----------   ----------   ----------    ----------     ----------     ----------

Balance as of July 31, 2002                        18,036,000            2           78            --            (74)             6

Contribution of capital                                    --           --           15            --             --             15
Net loss                                                   --           --           --            --            (31)           (31)
                                                   ----------   ----------   ----------    ----------     ----------     ----------

Balance as of July 31, 2003                        18,036,000            2           93            --           (105)           (10)

Stock issued for cash related to PPM1, net of
   $ 176 of cash issuance expenses                  1,767,200        *) --        2,033            --             --          2,033
Stock issued for cash related to PPM2,net of $
   517 of cash issuance expenses                    3,142,858            1        4,983            --             --          4,984
Stock based compensation related to warrants
   granted to service providers                            --           --       11,429            --             --         11,429
Amortization of stock based compensation related
   to options granted to employees and directors           --           --        1,130            --             --          1,130
Compensation related to stock granted to service
   providers and to employees                       3,067,090        *) --        7,366            --             --          7,366
Deferred stock based compensation                          --           --          163          (163)            --             --
Exercise of options                                 1,543,766        *) --           --            --             --          *) --
Net loss                                                   --           --           --            --        (22,529)       (22,529)
                                                   ----------   ----------   ----------    ----------     ----------     ----------

Balance as of July 31, 2004                        27,556,914            3       27,197          (163)       (22,634)         4,403

Deferred stock based compensation                          --           --         (133)          133             --             --
Stock based compensation related to Warrants
   granted to Yeda and to service providers                --           --        1,887            --             --          1,887
Amortization of stock based compensation related
   to options granted to employees and directors           --           --          170            --             --            170
Exercise of options                                    25,200        *) --           --            --             --
Net loss                                                   --           --           --            --         (3,689)        (3,689)
                                                   ----------   ----------   ----------    ----------     ----------     ----------

Balance as of April 30, 2005 (unaudited)           27,582,114   $        3   $   29,121    $      (30)    $  (26,323)    $    2,771
                                                   ==========   ==========   ==========    ==========     ==========     ==========

*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.
                                       F-3


                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

STATEMENTS OF CASH FLOWS
U.S. dollars in thousands

                                                                                                                       From May 31,
                                                                                                                           2000
                                                                                                                        (inception
                                                                          Nine months ended                                date)
                                                                              April 30,               Year ended         through
                                                                    -----------------------------       July 31,         April 30,
                                                                        2005             2004             2004             2005
                                                                    ------------     ------------     ------------     ------------
                                                                               Unaudited                                 Unaudited
                                                                    -----------------------------                      ------------
Cash flows from operating activities:
   Net loss                                                         $     (3,689)    $    (27,612)    $    (22,529)    $    (26,323)
   Adjustments required to reconcile net loss to net cash
      used in operating activities:
      Depreciation                                                            11               --                3               14
      Expenses related to warrants granted to Yeda and
         to service providers                                                 14           16,059           11,429           11,443
      Expenses related to options granted to employees
         and directors                                                        63            2,520            1,130            1,193
      Expenses related to shares and warrants granted
         to service providers and compensation to investors                1,980            7,366            7,366            9,346
      Increase in prepaid expenses and other current assets                  (66)            (183)            (237)            (303)
      Increase (decrease) in trade payables                                  (15)              --               21                6
      Increase in accounts payable and accrued expenses                        6              277              503              509
      Increase in accrued severance pay, net                                   1                9                4                5
                                                                    ------------     ------------     ------------     ------------

Net cash used in continuing operating activities                          (1,695)          (1,564)          (2,310)          (4,110)
Net cash provided by (used in) discontinued operating activities              --              (15)             (15)              75
                                                                    ------------     ------------     ------------     ------------

Total net cash used in operating activities                               (1,695)          (1,579)          (2,325)          (4,035)
                                                                    ------------     ------------     ------------     ------------

Cash flows from investing activities:
   Sales of property and equipment                                             9               --               --                9
   Purchase of property and equipment                                         (6)             (31)             (41)             (47)
                                                                    ------------     ------------     ------------     ------------

Net cash provided by (used in) continuing investing activities                 3              (31)             (41)             (38)
Net cash used in discontinued investing activities                            --               --               --              (15)
                                                                    ------------     ------------     ------------     ------------

Total net cash provided by (used in) investing activities                      3              (31)             (41)             (53)
                                                                    ------------     ------------     ------------     ------------

Cash flows from financing activities:
   Issuance of shares and warrants, net                                       --            6,876            7,017            7,017
   Receipts on account of shares                                              --               --               --               --
                                                                    ------------     ------------     ------------     ------------

Net cash provided by continuing financing activities                          --            6,876            7,017            7,017
Net cash provided by discontinued financing activities                        --               --               --               35
                                                                    ------------     ------------     ------------     ------------

Total net cash provided by financing activities                               --            6,876            7,017            7,052
                                                                    ------------     ------------     ------------     ------------

Increase (decrease) in cash and cash equivalents                          (1,692)           5,266            4,651            2,964
Cash and cash equivalents at beginning of period                           4,656                5                5               --
                                                                    ------------     ------------     ------------     ------------

Cash and cash equivalents at end of period                          $      2,964     $      5,271     $      4,656     $      2,964
                                                                    ============     ============     ============     ============

Non-cash financing activity:
   Licenses purchased against notes payable                         $         --     $         --     $         --     $         28
                                                                    ============     ============     ============     ============

The accompanying notes are an integral part of the consolidated financial statements.

                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 1:- GENERAL

a. Tissera Inc. ("the Company") was incorporated under the laws of the State of Washington on May 31, 2000. The Company is in the development stage. The Company is engaged in developing and testing organ transplantation therapies based on an approach employing organ-specific precursor tissues.

b. The accompanying unaudited interim consolidated financial statements have been prepared as of April 30, 2005 and for the nine months then ended, in accordance with accounting principles generally accepted in the United States relating to the preparation of financial statements for interim periods. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine-month period ended April 30, 2005 are not necessarily indicative of the results that may be expected for the year ending July 31, 2005.

On October 8, 2003, the Company entered into a research and license agreement with Yeda Research and Development Company Limited ("Yeda"), according to which Yeda provided the Company with a worldwide exclusive license to develop, manufacture and sell Yeda's tissue transplant technologies. Yeda is entitled to cancel the agreement under certain conditions determined in the agreement (see
Note 2). The Company currently bases its entire operations on the license provided from Yeda. Should Yeda terminate the agreement with the Company, the Company will not be able to continue its current research operations.

c. Going concern considerations:

1. The Company's ability to continue to operate as a going concern is dependent on its ability to maintain its key technology license (see Note 2), and to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing and to ultimately attain profitability. The process of developing commercial products will require significant additional expenditures for research and development, maintaining the key technology license, pre-clinical testing and clinical trials, as well as regulatory approval. These activities, together with general and administrative expenses, are expected to result in substantial operating losses in the foreseeable future.

In the event the Company will lose its key technology license, and is unable to successfully raise capital and generate revenues, it is unlikely that the Company will have sufficient cash flows and liquidity to finance its business operations as currently contemplated. Accordingly, in the event that new financing is not obtained, the Company will likely reduce general and administrative expenses and delay development projects until it is able to obtain sufficient financing.

There can be no assurance that additional funds will be available on terms acceptable to the Company, or at all. These conditions raise substantial doubt about the Company's ability to continue to operate as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except share and per share data)

NOTE 2:- RESEARCH AND LICENSE AGREEMENT

On October 8, 2003, the Company entered into a research and license agreement ("the Agreement") with Yeda. The Company conducts the research for a period of six years, at the Weizmann Institute of Science (the commercialization company of Yeda). The research relates to an invention comprising methods of organ transplantation utilizing developing nephric tissue. The license that was granted to the Company shall expire at the later of (i) the expiration of the patents in the country of sale, or (ii) 15 years from the date of receipt of FDA new drug approval (in the United States), or the equivalent in any other country in which the products are sold. In addition, Yeda may terminate the agreement if the Company will fail to achieve certain commercialization and development achievements, as defined in the agreement.

The Company committed to grant Yeda, within 120 days of the date on which the agreement is signed, (i) a warrant, exercisable at an aggregate exercise price of $ 0.9 to purchase up to 2.23% of the issued and outstanding Common stock of the Company immediately following the exercise of such warrant, and (ii) a warrant, exercisable at an aggregate exercise price of $ 1.1 to purchase up to 2.67% of the issued and outstanding shares of the Company immediately following the exercise of such warrant, provided that the maximum number of shares of Common stock that Yeda may exercise under the warrants shall be 3,010,699 and 3,612,839, respectively (the number of shares of Common stock shall be appropriately adjusted in the event of stock splits, stock dividends, capital reorganizations, reclassifications, recapitalizations and the like as well as issuances or sales by the Company of shares for par value only, for a consideration of less than par value and for no consideration, all in accordance with the terms and conditions of said warrant). Each such warrant shall be exercisable for a period beginning one year after the date on which the agreement is signed, and ending at the later of (a) one year following the termination of the agreement and (b) October 7, 2013. As of the balance sheet date, 1,421,160 of the Company's shares of Common stock are underlying the warrants. The warrants shall be exercisable on a cashless basis.

On February 24, 2005, the Company and Yeda came to an agreement regarding the terms of the warrants. The warrants were issued in March 2005.

The Company has obtained Yeda's approval for the deferral of the submission of its development program in accordance with the agreement until September 2005.

Since the license is used for research and development activities and no alternative use exists for the license, the cost of the license was recorded as research and development expenses at the amount of $ 670 and $ 156 for the year ended July 31, 2004 and the nine months ended April 30, 2004, respectively. The fair value of the warrants was determined based on the number of shares underlying the warrants as of the balance sheet date. The number of shares underlying the warrants as of the balance sheet date was determined based on the actual issued and outstanding shares of the Company and any options to acquire Company's shares for a nominal consideration, totaling 1,558,896 shares of Common stock.

Prior to the actual issuance of the warrants, the value of the warrants for recording the research and development expenses was re-measured at each reporting period based on the number of shares underlying the warrants as of each reporting period with the entire change in the fair value of the underlying shares reported in research and development expenses.

                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands

NOTE 2:- RESEARCH AND LICENSE AGREEMENT (Cont.)

After the issuance of the warrants, since the warrants entitle the investors to a final percentage of the Company's shares (up to a certain maximum number of shares), with each change in the number of the Company's issued and outstanding shares or the number of options with a nominal exercise price, the fair value of the additional shares underlying the warrants will be recorded as research and development expenses. Once the number of shares underlying the warrants will reach the maximum number of shares that can be issued under the warrants, the warrants will cease to be further re-measured.

The Company shall also pay Yeda the following: (i) with regard to the first year of the research period commencing on April 9, 2003, an amount of $ 900; (ii) with regard to the second year and third year of research, an annual amount which shall be not less than $ 900 and not more than $ 1,000, to be determined by mutual agreement of the parties no later than 30 days prior to the commencement of the relevant year. The amounts are paid in four equal quarterly non-refundable installments, payable in advance at the beginning of each three-month period during such year. If the parties fail to reach an agreement within the time frame referred to above regarding the amount of the research budget payable for the second and third year of the research period, then the research budget for such year shall be $ 900 and Yeda shall procure for the Company the performance of research for such reduced amount.

In July 2004, the Company signed a first addendum to the agreement with Yeda and committed to pay Yeda an amount of $ 900 in respect of the second year of the research period. As of the financial statements date no addendum was signed in regard to the third year.

The Company undertook to make its best efforts to commercialize the licensed products. The Company also agreed to pay Yeda a license fee of (i) $ 50 per year, to be paid commencing the first year after the completion of the research and development period; (ii) 4% of net sales of all products using the licensed technology; (iii) 33% of all sublicense fees for all agreements entered into within one year following the agreement date, and (iv) 16% of all sublicense fees for all agreements entered into after such one-year period.

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES

a. The significant accounting policies applied in the consolidated financial statements as of April 30, 2005, are consistent with those applied in the consolidated financial statements as of July 31, 2004.

These financial statements should be read in conjunction with the audited annual financial statements of the Company as of July 31, 2004 and their accompanying notes.

                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands (except per share data)

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

b. Accounting for share-based compensation:

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB-25"), and FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44") in accounting for its employee share options. Under APB-25, when the exercise price of the Company's share options is less than the market price of the underlying shares at the date of grant, compensation expense is recognized over the option's vesting period.

Pro forma information regarding net loss and loss per share is required by Statement of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123"), and has been determined assuming the Company had accounted for its employee share options under the fair value method prescribed by that Statement. The fair value for these options was estimated on the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions for the nine months ended April 30, 2005: weighted average volatility of 133%, risk-free interest rates of 3.47%, dividend yields of 0% and a weighted-average expected life of the options of five years. The nine months ended April 30, 2004: weighted average volatility of 127%, risk-free interest rates of 2.72%, dividend yields of 0% and a weighted-average expected life of the options of five years.

For purposes of pro forma disclosures, the estimated fair value of the options is amortized as an expense over the option's vesting period. The Company's pro forma information is as follows:

                                                           Nine months ended
                                                               April 30,
                                                       -------------------------
                                                            2005           2004
                                                       ---------      ---------
Net loss as reported                                   $  3,689       $ 27,612

Deduct: share-based employee compensation expense
   included in reported net loss in
   accordance with APB-25                                  (170)        (2,520)
Add: stock-based employee compensation expense
   determined under fair value method                       719            750
                                                       --------       --------

Pro forma net loss                                     $  4,238       $ 25,842
                                                       ========       ========

Pro forma net loss per share (basic and diluted)       $   0.15       $   1.28
                                                       ========       ========

Net loss per share (basic and diluted) as reported     $   0.13       $   1.37
                                                       ========       ========

                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES (Cont.)

c. Impact of recently issued accounting standards:

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123 (revised 2004), "Share-Based Payment" ("Statement 123(R)"), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. Statement 123(R) supersedes APB 25, and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123(R) is similar to the approach described in Statement 123. However, Statement 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The new Standard will be effective for the Company in the first interim period beginning after August 1, 2006.

As permitted by Statement 123, the company currently accounts for share-based payments to employees using APB 25's intrinsic value method. Accordingly, the adoption of Statement 123(R)'s fair value method will have a significant impact on the Company result of operations, although it will have no impact on the Company overall financial position. The impact of adoption of Statement 123(R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted Statement 123(R) in prior periods, the impact of that standard would have approximated the impact of Statement 123 as described in the disclosure of pro forma net loss and loss per share in Note 3b to the consolidated financial statements.

NOTE 4:- COMMITMENTS AND CONTINGENCIES

a. On September 7, 2004, the Board of Directors decided to terminate the employment of the Chief Executive Officer of the Company ("the Former CEO"). According to the Former CEO's employment agreement, the Former CEO shall be entitled to payments totaling approximately $ 78 upon termination of employment with the Company.

On December 21, 2004, a claim against the Company was submitted to the Israeli labor court by the Former CEO for a payment of $ 125 in respect of payments allegedly due to her. The Company's management and its legal advisors are of the opinion that the Company has good defense arguments against the claim.

As of April 30, 2005, a provision in the amount of $ 100, in respect of net salary expenses was recorded in operating expenses, in respect of the Former CEO.

The Company has filed an answer against the Former CEO's claim. The Company's management and its legal advisors are of the opinion that the Company has reasonable good assertion in its counter claim.

                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 4:- COMMITMENTS AND CONTINGENCIES (Cont.)

The Company filed a counter claim against its Former CEO in the amount of approximately NIS 9,405 thousand ($ 2,150 as of April 30, 2005).

On June 5, 2005, the former CEO submitted to the Company a third party notice by which the Company was informed that the former CEO was the beneficiary of 397,000 shares of Common Stock, $0.0001 par value issued to service providers on January 15, 2004 for services. The fair value of the shares in the amount of $ 834 was recorded as general and administrative expenses at the grant date.

b. On September 7, 2004, certain shareholders addressed in a letter to the Company demanding the Former CEO to repay the Company the amount of $ 1,074 (which is the market value of the shares, that the Company issued as a result of the Former CEO's cashless exercise which were sold by the Former CEO), claiming that the exercise of the options was executed before the end of the vesting period. In addition, the shareholders demanded that the Former CEO pay the Company compensation in the amount of $ 645 for damages. Although the letter was addressed to the Company, management of the Company and its legal advisors are of the opinion that the vast majority of the assertions are against the Former CEO and not against the Company. The Company and its legal advisors deny the assertions that may imply liability of the Company and as a result, no provision was recorded in the financial statements.

c. On November 4, 2004, the Company's Board of Directors decided to demand the Former CEO to repay the Company the amount of withholding tax exposure totaling $ 538 to be paid by the Company to the Israeli tax authorities, in respect of the exercise of options. Based on a preliminary discussion with the income tax authorities, the Company recorded a liability in the amount of $ 269 for the amount that the Company will probably have to pay the Israeli tax authorities. The corresponding receivable from the Former CEO totaling $ 269 was recorded and fully provided for as a doubtful account as of July 31, 2004.

NOTE 5:- STOCK CAPITAL

a. In November 2004, the Company signed an employment agreement with its new CEO, according to which, the CEO will be granted 1,500,000 options to purchase 1,500,000 shares at an exercise price of $ 0.30 per share. The options will vest over a period of two years.

b. On November 4, 2004, the Company's Board of Directors decided to grant to a member of its advisory board, 200,000 options to purchase 200,000 shares of Common stock at an exercise price of $ 1 per share on a cashless basis. The options vest over a period of three years.

c. In February 2005, the Company's Board of Directors decided to grant a director, 270,540 options to purchase 270,540 shares of Common stock at an exercise price of $ 0.31 per share. The options vest over a period of two years commencing March 15, 2005.

                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A development stage company)

NOTES TO FINANCIAL STATEMENTS
U.S. dollars in thousands, except share and per share data

NOTE 5:- STOCK CAPITAL (Cont.)

d. On March 18, 2004, the Company sold 3,142,858 units at a price per unit of $
1.75. Each unit consists of one Common share and three Common stock purchase warrants exercisable at a price range of $ 3.75-$ 6.00 per share. In order to settle a dispute with the investors, on March, 2005 the Company entered into a Settlement Agreement in which it amended the terms of the private offering as follows:

The Company reduced the exercise price of each of the Class A, Class B and Class C Common Stock Purchase Warrants to $ 0.50.

The Company extended the period over which Class A Common Stock Purchase Warrants can be exercised from one year from March 2004 to one year from the effective date of the Form SB-2, to be filed. The period over which Class B Common Stock Purchase Warrants and Class C Common Stock Purchase Warrants remained the same and they are exercisable until one year and two years after March 18, 2004, respectively.

In addition the Company issued Class D Common Stock Purchase Warrants to purchase an aggregate of 6,285,716 shares of Common stock. The Class D Common Stock Purchase Warrants are exercisable for a period of one year from the effective date of the Form SB-2 at an exercise price of $ 0.15 per share. The Company recorded general and administration expenses in the amount of $ 1,980, in respect of the settlement agreement.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                             TO THE SHAREHOLDERS OF

                                  TISSERA INC.
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying consolidated balance sheet of Tissera Inc. (Formerly: Bert Logic Inc.) ("the Company") (a development stage company) and its subsidiary as of July 31, 2004 and the related consolidated statement of operations, statement of changes in shareholders' equity and the consolidated statement of cash flows for the year then ended and for the period from May 31, 2000 (inception) through July 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements as of July 31, 2003 and for the period from May 31, 2000 (inception) through July 31, 2003, were audited by other auditors whose report dated September 13, 2003 expressed an unqualified opinion on those statements. The consolidated financial statements for the period from May 31, 2000 (inception) through July 31, 2003 included net loss of $ 105 thousand. Our opinion on the consolidated statements of operations, changes in shareholders' equity and cash flows for the period from May 31, 2000 (inception) through July 31, 2004, insofar as it relates to amounts for prior periods through July 31, 2003, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit and report of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audit and the report of the other auditors, the consolidated financial statements referred to above, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiary as of July 31, 2004, and the consolidated results of their operations and cash flows for the year then ended and for the period from May 31, 2000 (inception) through July 31, 2004, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1c, the Company faces a possible termination of key technology license and experiencing adverse legal proceedings. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainly.

Tel-Aviv, Israel KOST FORER GABBAY & KASIERER
August 31, 2004 A Member of Ernst & Young Global


                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED BALANCE SHEETS

U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

                                                                                              JULY 31,
                                                                                       --------------------
                                                                                         2004        2003
                                                                                       --------    --------
    ASSETS

                                CURRENT ASSETS:
   Cash and cash equivalents                                                           $  4,656    $     --
   Accounts receivable (Note 4)                                                             237          --
   Assets attributed to discontinued operations                                              --           8
                                                                                       --------    --------

Total current assets                                                                      4,893          --
                                                                                       --------    --------

SEVERANCE PAY FUND                                                                            8          --
                                                                                       --------    --------

PROPERTY AND EQUIPMENT, NET (Note 5)                                                         38          --
                                                                                       --------    --------

                                                                                             --           8
                                                                                       --------    --------

Total assets                                                                           $  4,939    $      8
                                                                                       ========    ========

    LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)

CURRENT LIABILITIES:
   Trade payables                                                                      $     21    $     --
   Other accounts payable and accrued expenses (Note 6)                                     503          --
   Liabilities attributed to discontinued operations                                         --          18
                                                                                       --------    --------

Total current liabilities                                                                   524          18
                                                                                       --------    --------

ACCRUED SEVERANCE PAY                                                                        12          --
                                                                                       --------    --------

COMMITMENTS AND CONTINGENCIES  (Note 7)

Total liabilities                                                                           536          18
                                                                                       --------    --------

STOCKHOLDERS' EQUITY (DEFICIENCY):
   Share capital (Note 9):
   Common stock of $ 0.0001 par value each -
      Authorized: 100,000,000 shares as of July 31, 2004 and 2003; Issued and outstanding: 27,556,914 and 18,036,000 shares as of July 31, 2004 and 2003,
         respectively                                                                         3           2
        Preferred stock of $ 0.0001 par value each -
      Authorized: 20,000,000 shares as of July 31, 2004 and 2003; Issued and
         outstanding: 0 shares as of July 31, 2004 and 2003                                  --          --
   Additional paid-in capital                                                            27,197          93
   Deferred stock based compensation                                                       (163)         --
   Deficit accumulated during the development stage                                     (22,634)       (105)
                                                                                       --------    --------

Total stockholders' equity (deficiency)                                                   4,403         (10)
                                                                                       --------    --------

Total liabilities and stockholders' equity (deficiency)                                $  4,939    $      8
                                                                                       ========    ========

The accompanying notes are an integral part of the consolidated financial statements.


                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF OPERATIONS
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

                                                                                                        FROM
                                                                                                    MAY 31, 2000
                                                                                                     (INCEPTION
                                                                          YEAR ENDED JULY 31,       DATE) THROUGH
                                                                    ----------------------------       JULY 31,
                                                                        2004            2003            2004
                                                                    ------------    ------------    ------------
Operating expenses:
  Research and development (including
     cost related to options and
     warrants granted to employees
     and to others at the amount of
     $ 11,579 and $ 0 in 2004 and 2003, respectively)               $     13,039    $         --    $     13,039

  General and administrative (including
     cost related to warrants, options and
     shares granted to service providers,
     employees and directors at the amount
     of $ 8,346 and $ 0 in 2004 and
     2003, respectively)                                                   9,482              --           9,482
                                                                    ------------    ------------    ------------

                                                                          22,521              --          22,521
Financial income, net (Note 11)                                                2              --               2
                                                                    ------------    ------------    ------------

Loss from continuing operations                                           22,519              --          22,519
Income taxes (Note 8)                                                         23              --              23
                                                                    ------------    ------------    ------------

Loss from continuing operations                                           22,542              --          22,542

Loss (income) from discontinued operations (Note 1b)                         (13)             31              92
                                                                    ------------    ------------    ------------

Net loss                                                            $     22,529    $         31    $     22,634
                                                                    ============    ============    ============

Basic and diluted net loss per share from continuing operations     $     (1.034)   $         --
                                                                    ============    ============

Basic and diluted net loss per share from discontinued operations   $         --    $     (0.001)
                                                                    ============    ============

Loss per share                                                      $     (1.034)   $     (0.001)
                                                                    ============    ============
Weighted average number of shares used in computing basic and
   diluted net loss per share:                                        21,787,629      18,036,000
                                                                    ============    ============

The accompanying notes are an integral part of the consolidated financial statements.


                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIENCY) U.S. DOLLARS
IN THOUSANDS (EXCEPT SHARE DATA)
                                                                                            DEFICIT
                                                                                           ACCUMULATED     TOTAL
                                          STOCK CAPITAL        ADDITIONAL    DEFERRED      DURING THE   STOCKHOLDERS'
                                     ----------------------     PAID-IN    STOCK BASED     DEVELOPMENT     EQUITY
                                       NUMBER       AMOUNT      CAPITAL    COMPENSATION      STAGE       (DEFICIENCY)
                                     ----------   ----------   ----------  ------------    ----------   ------------
Balance as of May 31, 2000                   --   $       --   $       --  $         --    $       --   $         --

Shares issued for cash on May 31,
  2000                               15,036,000            2            8            --            --             10
Net loss                                     ~~           --           --            --            (5)            (5)
                                     ----------   ----------   ----------  ------------    ----------   ------------

Balance as of July 31, 2000          15,036,000            2            8            --            (5)             5

Shares issued for cash on July 17,
  2001                                3,000,000         *)--           40            --            --             40
Contribution of capital                      --           --           15            --            --             15
Net loss                                     --           --           --            --           (30)           (30)
                                     ----------   ----------   ----------  ------------    ----------   ------------

Balance as of July 31, 2001          18,036,000            2           63            --           (35)            30

Contribution of capital                      --           --           15            --            --             15
Net loss                                     --           --           --            --           (39)           (39)
                                     ----------   ----------   ----------  ------------    ----------   ------------

Balance as of July 31, 2002          18,036,000            2           78            --           (74)             6

Contribution of capital                      --           --           15            --            --             15
Net loss                                     --           --           --            --           (31)           (31)
                                     ----------   ----------   ----------  ------------    ----------   ------------

Balance as of July 31, 2003          18,036,000            2           93            --          (105)           (10)

Stock issued for cash related to
  PPM1, net of $ 176 issuance
  expenses                            1,767,200         *)--        2,033           --             --          2,033
Stock issued for cash related to
  PPM2,net of $ 517 issuance
  expenses                            3,142,858            1        4,983           --             --          4,984
Stock based compensation related
  to warrants granted  to service
  providers                                  --           --       11,429           --             --         11,429
Stock based compensation related
  to options granted to employees
  and directors                              --         *)--        1,130           --             --          1,130
Compensation related to stock
  granted to service providers and
  to employees                        3,067,090           --        7,366            --            --          7,366
Deferred stock based compensation            --           --          163          (163)           --             --
Exercise of options                   1,543,766         *)--           --            --            --           *)--
Net loss                                     --           --           --            --       (22,529)       (22,529)
                                     ----------   ----------   ----------  ------------    ----------   ------------

Balance as of July 31, 2004          27,556,914   $        3   $   27,197  $       (163)   $  (22,634)  $      4,403
                                     ==========   ==========   ==========  ============    ==========   ============

*) Represents an amount lower than $ 1.

The accompanying notes are an integral part of the consolidated financial statements.


                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED STATEMENTS OF CASH FLOWS
U.S. DOLLARS IN THOUSANDS

                                                                                                FROM
                                                                                             MAY 31, 2000
                                                                                              (INCEPTION
                                                                                                DATE)
                                                                       YEAR ENDED JULY 31,     THROUGH
                                                                       -------------------      JULY 31,
                                                                         2004        2003         2004
                                                                       --------    --------    --------
Cash flows from operating activities:
  Net loss                                                             $(22,529)   $    (31)   $(22,634)
  Adjustments required to reconcile net loss to net cash provided by
     (used in) operating activities:
  Depreciation                                                                3          --           3
  Expenses related to warrants granted to service providers              11,429          --      11,429
  Expenses related to options granted to employees and directors          1,130          --       1,130
  Expenses related to shares granted to service providers                 7,366          --       7,366
  Increase in accounts receivable                                          (237)         --        (237)
  Increase in trade payables                                                 21          --          21
  Increase in other accounts payable and accrued expenses                   503          --         503
  Increase in accrued severance pay, net                                      4          --           4
                                                                       --------    --------    --------

Net cash used in continuing operating activities                         (2,310)        (31)     (2,415)
Net cash provided by (used in) discontinued operating activities            (15)         36          75
                                                                       --------    --------    --------

Total net cash provided by (used in) operating activities                (2,325)          5      (2,340)
                                                                       --------    --------    --------

Cash flows from investing activities:
  Purchase of property and equipment                                        (41)         --         (41)
                                                                       --------    --------    --------

Net cash used in continuing investing activities                            (41)         --         (41)
Net cash used in discontinued investing activities                           --          --         (15)
                                                                       --------    --------    --------

Total net cash used in investing activities                                 (41)         --         (56)
                                                                       --------    --------    --------

Cash flows from financing activities:
  Issuance of shares and warrants, net                                    7,017          --       7,017
                                                                       --------    --------    --------

Net cash provided by continuing financing activities                      7,017          --       7,017
Net cash provided by (used in) discontinued financing activities             --          (7)         35
                                                                       --------    --------    --------

Total net cash provided by (used in) financing activities                 7,017          (7)      7,052
                                                                       --------    --------    --------

Increase (decrease) in cash and cash equivalents                          4,651          (2)      4,656
Cash and cash equivalents at beginning of period                              5           7          --
                                                                       --------    --------    --------

Cash and cash equivalents at end of period                             $  4,656    $      5    $  4,656
                                                                       ========    ========    ========

The accompanying notes are an integral part of the consolidated financial statements.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 1:- GENERAL

a. Tissera Inc. ("the Company") was incorporated under the laws of the State of Washington on May 31, 2000.

On September 4, 2003, the former president of the Company (and a former major shareholder) entered into a share purchase agreement ("the Agreement") with the Company's existing shareholders, who purchased 15,000,000 shares of the then issued and outstanding 18,036,000 shares of the Company's Common stock. In connection with the agreement, the president of the Company resigned as president and sole director of the Company. Also, in connection with the Agreement, the Company obtained forgiveness of the remaining promissory note of $ 10 and accrued interest of $ 2 that was due on May 31, 2004 in respect of the Company's license to sell Bit Error Rate Testers ("the License") and agreed to convert the License to a worldwide non-exclusive license. Also, in connection with the Agreement, the former president of the Company agreed to forgive his loan, in the amount of $ 2.

Subsequent to the Agreement, the management of the Company has decided to discontinue all activities related to the sales of Bit Error Rate Testers and to engage in the development of tissue transplant technologies. The discontinuation of this activity was accounted for under the provision of Statement of Financial Accounting Standard No. 144 ("SFAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets".

On October 8, 2003, the Company entered into a research and license agreement with Yeda Research and Development Company Limited ("Yeda"), according to which Yeda provided the Company with a worldwide exclusive license to develop, manufacture and sell Yeda's tissue transplant technologies. Yeda is entitled to cancel the agreement under certain conditions determined in the agreement. As of December 15, 2004, Yeda is entitled to cancel the agreement (see Note 2). The Company currently bases its entire operations on the license provided from Yeda. Should Yeda terminate the agreement with the Company, the Company will not be able to continue its current research operations.

As a result of the termination of all activities related to the sales of Bit Error Rate Testers as mentioned above, the results of operations of these activities were reported separately as discontinued operations in the statements of operations for all periods presented. Assets and liabilities attributed to the discontinued operations have been reported separately in the balance sheet as of July 31, 2004. Breakdown of income (loss) from discontinued operations related to discontinued operation is as follows:

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

NOTE 1:- GENERAL (CONT.)

                               YEAR ENDED JULY 31,

                                                    2004   2003
                                                    ----   ----

Revenues                                            $ --   $ 21
Cost of revenues                                      --    (10)
Selling, general and administrative expenses          --    (41)
Financial expenses                                    --     (1)
Extinguishment of debts and others                    13     --
                                                    ----   ----

Gain (loss) attributed to discontinued operations   $ 13   $(31)
                                                    ====   ====

On October 9, 2003, the Company's Board of Directors resolved to change the name of the Company from Bert Logic, Inc. to "Tissera, Inc".

b. On October 27, 2003, the Company incorporated a wholly-owned subsidiary in Israel, Tissera Ltd. ("the subsidiary"), which will be engaged in research and development.

c. The Company's ability to continue to operate as a going concern is dependent on its ability to maintain its key technology license (see Note 2), a favorable outcome of the legal proceeding with investors (see Note 7(f), and its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing and to ultimately attain profitability. The process of developing commercial products will require significant additional expenditures for research and development, maintaining the key technology license, pre-clinical testing and clinical trials, as well as regulatory approval. These activities, together with general and administrative expenses, are expected to result in substantial operating losses in the foreseeable future.

In the event the Company will lose its key technology license, will have unfavorable outcome of its legal proceeding with investors, or is unable to successfully raise capital and generate revenues, it is unlikely that the Company will have sufficient cash flows and liquidity to finance its business operations as currently contemplated. Accordingly, the Company will likely reduce general and administrative expenses and cease or delay development projects until it is able to obtain sufficient financing.

In addition, if the Company will not be able to maintain its key technology license, the company's current research and development operations will cease.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

NOTE 2:- RESEARCH AND LICENSE AGREEMENT

On October 8, 2003, the Company entered into a research and license agreement ("the Agreement") with Yeda. The Company conducts the research for a period of three years, at the Weizmann Institute of Science (the commercialization company of Yeda). The research relates to an invention comprising methods of organ transplantation utilizing developing nephric tissue. The license that was granted to the Company shall expire at the later of (i) the expiration of the patents in the country of sale, or (ii) 15 years from the date of receipt of FDA new drug approval (in the United States), or the equivalent in any other country in which the products are sold. In addition, Yeda may terminate the agreement if the Company will fail to achieve certain commercialization and development achievements, as defined in the agreement

The Company committed to grant Yeda, within 120 days of the date on which the agreement is signed, (i) a warrant, exercisable at an aggregate exercise price of $ 0.9 to purchase up to 2.23% of the issued and outstanding Common stock of the Company immediately following the exercise of such warrant, and (ii) a warrant, exercisable at an aggregate exercise price of $ 1.1 to purchase up to 2.67% of the issued and outstanding shares of the Company immediately following the exercise of such warrant, provided that the maximum number of shares of Common stock that Yeda may exercise under the warrants shall be 2,315,139 and 2,771,937, respectively (the number of shares of Common stock shall be appropriately adjusted in the event of stock splits, stock dividends, capital reorganizations, reclassifications, recapitalizations and the like as well as issuances or sales by the Company of shares for par value only, for a consideration of less than par value and for no consideration, all in accordance with the terms and conditions of said warrant). Each such warrant shall be exercisable for a period beginning one year after the date on which the agreement is signed, and ending at the later of (a) one year following the termination of the agreement and (b) 10 years after the date on which the agreement is signed. As of the balance sheet date, 1,419,862 of the Company's shares of the Common stock are underlying the warrants.

Since the Company and Yeda did not come to an agreement regarding the terms of the warrants the warrants have not yet been issued. As a result, Yeda is entitled to terminate the agreement. Based on the parties' ongoing negotiations, management is of the opinion that the parties will come to an agreement, and that Yeda will not terminate the license.

The Company had applied to Yeda for the deferral of the submission of its development program in accordance with the agreement, and has not yet received Yeda's response.

As the license is used for research and development activities and since no alternative use exists for the license, the fair value of the warrants as of the balance sheet date, at the amount of $670, was recorded as research and development expenses. The fair value of the warrants was determined based on the number of share underlying the warrants as of the balance sheet date. The number of shares underlying the warrants as of the balance sheet date was determined based on the actual issued and outstanding shares of the Company and any options to acquire Company shares for a nominal consideration totaling 1,558,896 shares of Common stock.

Prior to the actual issuance of the warrants the value of the warrants for recording the research and development expenses will be re-measured at each reporting period based on the number of share underlying the warrants as of each reporting period with the entire change in the fair value of the underlying shares reported in research and development expenses.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 2:- RESEARCH AGREEMENT (CONT.)

After the issuance of the warrants since the warrants entitle the investors to a final percentage of the Company's shares (up to a certain maximum number of shares), with each change in the number of the Company's issued and outstanding shares or the number of options with a nominal exercise price, the fair value of the additional shares underlying the warrants will be recorded as research and development expenses. Once the number of shares underlying the warrants will reach the maximum number of shares that can be issued under the warrants, the warrants will cease to be further re-measured.

The Company shall also pay to Yeda the following: (i) with regard to the first year of the research period commencing on April 9, 2003, an amount of $ 900;
(ii) with regard to the second year and third year of research an amount which shall be not less than $ 900 and not more than $ 1,000, to be determined by mutual agreement of the parties no later than 30 days prior to the commencement of the relevant year. The amounts are paid in four equal quarterly non-refundable installments, payable in advance at the beginning of each three months period during such year. If the parties fail to reach an agreement within the time frame referred to above regarding the amount of the research budget payable for the third year of the research period, then the research budget for such year shall be $ 900 and Yeda shall procure for the Company the performance of research for such reduced amount.

In July 2004, the Company signed a first addendum to the agreement with Yeda and committed to pay Yeda an amount of $ 900 in respect of the second year of the research period.

The Company undertook to make its best effort to commercialize the licensed products. The Company also agreed to pay Yeda a license fee of (i) $ 50 per year, to be paid commencing the first year after the completion of the research and development period; (ii) 4% of net sales of all products using the licensed technology; (iii) 33% of all sublicense fees for all agreements entered into within one year following the agreement date, and (iv) 16% of all sublicense fees for all agreements entered into after such one year period.

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("U.S. GAAP"). The significant accounting policies followed in the preparation of the financial statements, on a consistent basis, are:

a. The Company's fiscal year ends on July 31 of each year.

Financial statements in U.S. dollars:

The functional and reporting currency of the Company is the U.S. dollar.

The functional currency of the Company is the U.S dollar ("dollar") since the dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future. A majority of the transactions of the subsidiary is recorded in new Israeli shekels ("NIS"); however, all of the subsidiary's revenues from transactions with the Company are generated in dollars and all intercompany balances are denominated in dollars. In addition, a substantial portion of the subsidiary's costs is incurred in dollars. Accordingly, management has designated the dollar as the currency of its and its subsidiary's primary economic environment and thus their functional and reporting currency.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Transactions and balances denominated in dollars are presented at their original amounts. Non-dollar transactions and balances have been remeasured to dollars in accordance with the provisions of Statement of Financial Accounting Standard No. 52 "Foreign Currency Translation". All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-dollar currencies are reflected in the statement of operations as financial income or expenses, as appropriate.

c. Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany balances and transactions have been eliminated upon consolidation.

d. Cash equivalents:

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less as of the date acquired.

Cash equivalents consist of money market funds.

e. Property and equipment:

Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated by the straight-line method over the estimated useful lives of the assets. The annual depreciation rates are as follows:

                                                          %
                                                     -------------

Office furniture and equipment                           7
Computers, software and electronic equipment             33
Leasehold improvements                               Over the term
                                                     of the lease

f. Impairment of long-lived assets:

The Company's long-lived assets are reviewed for impairment in accordance with Statement of Financial Accounting Standard No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" ("SFAS No. 144") whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the assets to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their fair value. As of July 31, 2004, no impairment losses have been identified.

g. Research and development costs:

Research and development costs are charged to expenses as incurred.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

h. Severance pay:

The liability of the subsidiary for severance pay is calculated pursuant to the Severance Pay Law in Israel, based on the most recent salary of the employees multiplied by the number of years of employment as of the balance sheet date and is presented on an undiscounted basis.

The subsidiary's employees are entitled to one month's salary for each year of employment or a portion thereof. The Company's liability for all of its employees is fully provided by monthly deposits with insurance policies and by an accrual. The value of these policies is recorded as an asset in the Company's balance sheet.

The deposited funds include profits accumulated up to the balance sheet date. The deposited funds may be withdrawn only upon the fulfillment of the obligation pursuant to Israel's Severance Pay Law or labor agreements. The value of the deposited funds is based on the cash surrendered value of these policies, and includes immaterial profits.

Severance expenses for the year ended July 31, 2004, were $ 12.

i. Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

j. Accounting for share-based compensation:

The Company has elected to follow Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB-25"), and FASB Interpretation No. 44 "Accounting for Certain Transactions Involving Stock Compensation" ("FIN 44") in accounting for its employee share options. Under APB-25, when the exercise price of the Company's share options is less than the market price of the underlying shares on the date of grant, compensation expense is recognized over the option's vesting period.

Pro forma information regarding net loss and loss per share is required by Statement of Financial Accounting Standard No. 123, and has been determined assuming the Company had accounted for its employee share options under the fair value method prescribed by that Statement. The fair value for these options was estimated on the date of grant using a Black-Scholes option pricing model, with the following weighted-average assumptions for 2004: weighted average volatility of 129%, risk-free interest rates of 2.45%, dividend yields of 0% and a weighted-average expected life of the options of five years.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized as an expense over the option's vesting period. The Company's pro forma information is as follows:

                                                            YEAR ENDED JULY 31,
                                                          ----------------------
                                                            2004          2003
                                                          --------      --------
Net loss as reported                                      $ 22,529      $     31

Deduct: share-based employee compensation
  expense included in reported net loss
  in accordance with APB-25                                 (1,130)           --
Add: stock-based employee compensation expense
  determined under fair value method                         1,507            --
                                                          --------      --------

Pro forma net loss                                        $ 22,906      $     31
                                                          ========      ========

Pro forma net loss per share (basic and diluted)          $  1.051      $     --
                                                          ========      ========

The Company applies SFAS 123 and EITF 96-18 "Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18") with respect to options and warrants issued to non-employees. SFAS 123 and EITF 96-18 require the use of an option valuation model to measure the fair value of the options at the grant date.

k. Basic and diluted net loss per share:

Basic net loss per share is computed based on the weighted average number of shares outstanding during each year. Diluted net loss per share is computed based on the weighted average number of shares outstanding during each year, plus the dilutive potential of the Common stock considered outstanding during the year, in accordance with Statement of Financial Standard No. 128, "Earnings per Share." ("SFAS No. 128").

All outstanding share options and warrants have been excluded from the calculation of the diluted loss per share for the year ended July 31, 2004, because all such securities have an anti-dilutive effect.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE DATA)

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

Such outstanding securities consist of the following:

                                   YEAR ENDED
                                    JULY 31,

                                      2004
                                   ----------
        Options                    2,648,217
        Warrants                   19,645,878
                                   ----------

        Total                      22,294,095
                                   ==========

l. Income taxes:

The Company and its subsidiary account for income taxes in accordance with Statement of Financial Accounting Standard No. 109, "Accounting for Income Taxes". This Statement requires the use of the liability method of accounting for income taxes, whereby deferred tax asset and liability account balances are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company and its subsidiary provide a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value.

m. Fair value of financial instruments:

The following methods and assumptions were used by the Company and its subsidiary in estimating their fair value disclosures for financial instruments:

The carrying values of cash and cash equivalents, accounts receivable, trade payables and other accounts payable, approximate their fair value due to the short-term maturity of these instruments.

n. Concentrations of credit risks:

Financial instruments that potentially subject the Company and its subsidiary to concentrations of credit risk consist principally of cash and cash equivalents.

Cash and cash equivalents are deposited in banks in Israel and in the United States. Such deposits in the United States may be in excess of insured limits and are not insured in other jurisdictions. Management believes that the financial institutions that hold the Company's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 3:- SIGNIFICANT ACCOUNTING POLICIES (CONT.)

o. Impact of recently issued accounting standards:

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financing Instruments with Characteristics of Both Liabilities and Equity". This Statement established standards for the issuer as to how to classify both liabilities and equity. It requires that an issuer will classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003, except for mandatory redeemable financial instruments of nonpublic entities. The adoption of this standard did not have an effect on the financial position or results of operations of the Company.

In January 2003, the FASB issued FIN 46, "Consolidation of Variable Entities" ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" to those entities defined as "Variable Interest Entities" (more commonly referred to as special purpose entities) in which equity investors do not have the characteristics of a "controlling financial interest" or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. FIN 46 applies immediately to all variable interest entities created after January 31, 2003 and by the beginning of the first interim or annual reporting period commencing after March 15, 2004 for variable interest entities created prior to February 1, 2003. The adoption of this Standard did not have an effect on the financial position or results of operations of the Company.

p. Reclassification:

Amounts from prior years, that were classified as "Donated capital" in stockholders deficiency have been reclassified and subtotaled into additional paid-in capital. The reclassification has no effect on previously reported net loss, total stockholders' equity and cash flows.

NOTE 4:- ACCOUNTS RECEIVABLE

                                    JULY 31,

                                 2004          2003
                            -------------  -------------
    Government authorities  $          16  $          --
    Prepaid expenses                  221             --
                            -------------  -------------
                            $         237  $          --
                            =============  =============

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 5:- PROPERTY AND EQUIPMENT

                                                      JULY 31,

                                                   2004       2003
                                               --------   --------
Cost:
  Office furniture and equipment               $      7   $     --
  Computer software and electronic equipment         28         --
  Leasehold improvements                              6         --
                                               --------   --------

                                                     41         --
                                               --------   --------
Accumulated depreciation:
  Office furniture and equipment                   *)--         --
  Computer software and electronic equipment          2         --
  Leasehold improvements                              1         --
                                               --------   --------

                                                      3         --
                                               --------   --------

Depreciated cost                               $     38   $     --
                                               ========   ========

Depreciation expenses for the year ended July 31, 2004 were $ 3. *) Represents an amount lower than $ 1.

NOTE 6:- OTHER ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Government authorities           $         318   $          --
Employees and payroll accruals              54              --
Accrued expenses                           131              --
                                 -------------   -------------
                                 $         503   $          --
                                 =============   =============

NOTE 7:- COMMITMENTS AND CONTINGENCIES

a. The Company's subsidiary rents an office through October 1, 2005. Future rental payments under non-cancelable operating lease are as follows:

                                  U.S. DOLLARS
                                  IN THOUSANDS

First year                          $   19
Second year                              3
                                    ------
                                    $   22
                                    ======

Total rent expenses for the year ended July 31, 2004 were $ 10.

b. The Company's subsidiary obtained bank guarantee in the amount of $ 16 to secure the rent agreement.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 7:- COMMITMENTS AND CONTINGENCIES (CONT.)

c. The Company received a demand from a broker for the payment of $30 in respect of his services related to the Company's capital raising. The Company's management and its legal advisors are of the opinion that the Company has good defenses and, as a result, no provision was recorded in the financial statements.

d. (1) On September 7, 2004, the Board of Directors decided to terminate the employment of the Chief Executive Officer of the Company ("the Former CEO"). According to the Former CEO's employment agreement, the Former CEO shall be entitled to payments totaling approximately $ 78 upon termination of employment with the Company. According to a letter received in December 2004, the Former CEO is requesting the Company to pay approximately $ 150.

On November 4, 2004, the Board of Directors has questioned the procedures according to which a bonus in the amount of $ 110 that was granted to the Former CEO in March 2004 and decided to cancel the bonus and to demanded the Former CEO to repay the bonus. The bonus amount was recorded as account receivables, and was fully provided as a doubtful debt.

(2) In March 2004, the Former CEO was granted 2,267,046 options to purchase a total of 2,267,046 shares of Common stock, out of which 270,000 options were exercised into 249,859 shares of Common stock on a cashless basis. The total number of options to which the Former CEO is entitled should have been based on a formula that was determined in the agreement with the Former CEO. However, the number of options that were granted in March 2004 was incorrect. In November 2004, the Company's Board of Directors decided to amend the number of options granted to the Former CEO to a total of 2,042,551 options to purchase a total of 2,042,551 shares of Common stock. The amended calculation is based on the formula determined in the agreement.

The number of options and related compensation recorded in these financial statements are based on the revised calculation.

(3) On September 7, 2004, certain shareholders demanded from the Former CEO to repay the Company the amount of $ 1,074 (which is the value of the shares, that the Company issued as a result of the Former CEO's cashless exercise of the abovementioned options, at the date of exercise, and which were sold by the Former CEO), claiming that the exercise of the options was executed before the end of the vesting period. In addition, the shareholders demanded that the Former CEO pay the Company compensation in the amount of $ 645 for damages. Management of the Company and its legal advisors are of the opinion that the vast majority of the assertions are against the Former CEO and not against the Company. The Company and its legal advisors deny the assertions that may imply to the Company's responsibility and as a result, no provision was recorded in the financial statements.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 7:- COMMITMENTS AND CONTINGENCIES (CONT.)

(4) On November 4, 2004, the Company's Board of Directors decided to demand from the Former CEO to repay to the Company the amount of withholding tax exposure totaling $ 538 to be paid by the Company to the Israeli tax authorities, in respect of the exercise of options. Based on a preliminary discussion with the Income Tax Authorities, the Company recorded a liability in the amount of $ 269. Corresponding receivable from the Former CEO totaling $ 269 was recorded, and fully provided as a doubtful account.

e. During 2004, the Former CEO's brother, who was also employed by the Company, was granted 280,000 shares of Common stock for no cash consideration. In March 2004, the Board decided to grant him an additional 280,000 warrants to purchase 280,000 shares of Common stock, the vesting of which is subject to signing a definitive employment agreement with the Company. Such agreement was never entered into. As a result, on November 4, 2004, the Board of Directors cancelled the warrants. The cancelled warrants are not presented in these financial statements, nor was any compensation expense recorded in respect of these warrants.

f. On July 19, 2004, the Company received a letter from an investor, which participated in the Company's private placement of securities in March 2004, claiming that the investor was a victim of the Company's misconduct. On September 30, 2004, another investor, which participated in the Company's private placement of securities in March 2004, sent a letter to the Company claiming, among others, that he was a victim of the Company's misconduct. The total investment in the Company's private placement from March 2004 was $ 5,500 (see Note 9c(1). The later investor stated it was prepared to bring claims in the United States District Court for the Southern District of New York if compromise negotiations were not commenced and concluded without delay. The Company has commenced compromise negotiations with all of the investors from the March 2004 private placement. Since the negotiations are in a preliminary stage, the Company cannot estimate at this stage the outcome of such compromise

g. On October 4, 2004, the Company received a demand letter to execute a lease agreement that was allegly agreed orally of the Company's previous premises. Based on the opinion of the management and its legal advisors, the Company has a reasonably good defense and, as such, no provision was recorded in the financial statements.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 8:- TAXES ON INCOME

a. Deferred income taxes:

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows:

                                    JULY 31,

                                  2004    2003
                                 -----   -----

    Operating loss carryforward  $ 805   $  --
    Reserves and allowances          7      --
                                 -----   -----

    Net deferred tax asset before  812      --
    valuation allowance
    Valuation allowance           (812)     --
                                 -----   -----

    Net deferred tax asset       $  --   $  --
                                 =====   =====

As of July 31, 2004, the Company has provided valuation allowances of $ 812 in respect of deferred tax assets resulting from tax loss carryforwards and other temporary differences. Management currently believes that since the Company has a history of losses, it is more likely than not that the deferred tax regarding the loss carryforwards and other temporary differences will not be realized in the foreseeable future.

b. Available carryforward tax losses:

As of July 31, 2004, the Company have an accumulated tax loss carryforward of approximately $ 2,300. Carryforward tax losses in the U.S. can be carried forward and offset against taxable income in the future for a period of 20 years. Utilization of U.S. net operating losses may be subject to substantial annual limitations due to the "change in ownership" provisions of the Internal Revenue Code of 1986 and similar state provisions. The annual limitation may result in the expiration of net operating losses before utilization.

c. Income (loss) before taxes on income consists of the following:

                                   YEAR ENDED
                                    JULY 31,

                                      2004
                                    --------
    United States                   $(22,584)
    Israel (*)                            65
                                    --------
                                    $(22,519)
                                    ========

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 8:- TAXES ON INCOME (CONT.)

d. Taxes on income included in the statement of operations:

                                   YEAR ENDED
                                    JULY 31,

                                      2004
                                   ----------

    Current taxes:
      Domestic                     $      --
      Foreign (*)                         23
                                   ---------
                                   $      23
                                   =========

(*) In 2004, the Company signed an agreement with its subsidiary effective as of October 27, 2003, according to which the subsidiary will provide research, development and other services to the Company. The Company will reimburse the subsidiary for expenses on a cost plus 10% basis.

e. The main reconciling item, between the statutory tax rate of the Company and the effective tax rate is the non-recognition of tax benefits from accumulated net operating losses carry forward due to the uncertainty of the realization of such tax benefits.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS (EXCEPT SHARE AND PER SHARE DATA)

NOTE 9:- STOCK CAPITAL

a. The rights of Common stock are as follows:

Common shares confer on their holders the right to receive notice to participate and vote in general meetings of the Company, the right to a share in the excess of assets upon liquidation of the Company, and the right to receive dividends, if declared.

The Common stock are registered and publicly traded on the Over-the-Counter Bulletin Board service of the National Association of Securities Dealers, Inc. under the symbol TSSR.

b. Bonus shares:

On November 4, 2003, it was resolved to allot a total of 12,024,000 bonus shares at the rate of three fully-paid bonus shares for each then outstanding share. All the shares and per share amounts have been adjusted to give retroactive effect to the allotment.

c. Investment, warrants and options:

Private placements

1. On February 1, 2004, the Company completed a private placement ("PPM") for the sale of 1,767,200 units at a price per unit of $ 1.25. Each unit consists of one Common share and three Common shares purchase warrants. The Company granted the investors 5,301,600 warrants with an exercise price in a range of $ 3.75 - $
6.00 per share. The warrants are exercisable within periods that range from six months to three years. The contractual life of the warrants ranges from one year to three years.

On March 18, 2004, the Company completed an additional PPM for the sale of 3,142,858 units at a price per unit of $ 1.75. Each unit consists of one Common share and three Common shares purchase warrants. The Company granted the investors 9,428,574 warrants with an exercise price at the range of $ 3.75 - $
6.00 per share. The warrants are exercisable within periods that range from six months to three years. The contractual life of the warrants ranges from one year to three years. The investors were granted certain registration rights. The investors were also granted liquidation damages (as defined in the investment agreement) at the rate of 1% of the invested amount for each month in which a registration statement is not maintained effective with the U.S. Securities and Exchange Commission ("SEC"), during a period of 2 years.

In connection with the second PPM the Company granted to certain brokers 172,480 warrants to purchase 172,480 shares of Common stock at an exercise price of $
0.01 per share. In addition, the Company granted to these brokers 397,440 warrants to purchase 397,440 shares of Common stock at exercise prices that range between $ 3.75 and $ 6.00 per share. As of July 31, 2004, the brokers exercised 53,800 warrants into 53,800 shares of Common stock.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 9:- STOCK CAPITAL (CONT.)

                    Shares and warrants to service providers

2. During 2004, in addition to the warrants that were granted to the brokers in respect of the PPM and the warrants that were issued to Yeda (see Note 2), the Company granted 3,607,199 fully vested warrants to purchase Common stock at an exercise price of $ 0.0001 per share, 150,000 warrants to purchase Common stock at an exercise price of $ 0.01 per share, 400,000 warrants to purchase 400,000 Common stock at an exercise price of $ 1 per share and 2,777,000 shares of Common stock at no consideration. The warrants and shares were granted to service providers and to advisory board members, in exchange for research and development services and general and administrative services. 3,190,984 warrants are fully vested as of July 31, 2004 and 816,215 warrants vest over a period of three years ending March 6, 2007. The Company accounted for such warrants and shares under the provisions of EITF 96-18. The fair value of fully vested warrants and shares was recorded as research and development expenses and general and administrative expenses at the grant date. The fair value of the warrants that vest over the three years period is amortized as an expense over the vesting period. As of July 31, 2004, 1,177,477 warrants were exercised into 1,177,477 shares of Common stock.

3. Summary of warrants issued to service providers and to investors:

The Company's outstanding warrants that were granted to service providers and to investors as of July 31, 2004 are as follows*:

 ISSUANCE DATE     NUMBER OF        EXERCISE       WARRANTS        EXERCISABLE
                   WARRANTS          PRICE        EXERCISABLE        THROUGH
----------------  -------------  ------------    ------------    ---------------
January 2004          1,669,815  $     0-0.01       1,669,815    January 2009
February 2004         1,899,680  $     3.75         1,899,680    August 2004 **)
February 2004         1,899,680  $     4.5          1,899,680    February 2006
February 2004         1,899,680  $     6            1,899,680    February 2007
February 2004           118,680  $     0.01           118,680    February 2006
March 2004            3,142,858  $     3.75         3,142,858    March 2005
March 2004            3,142,858  $     4.5          3,142,858    March 2006
March 2004            3,142,858  $     6            3,142,858    March 2007
March 2004              493,692  $     0              493,692    March 2009
March 2004              416,215  $     0               57,807    March 2009
March 2004              200,000  $     1               22,222    March 2009
April 2004              200,000  $     1               22,222    April 2009
                  -------------                  ------------
                     18,226,016                    17,512,052
                  =============                  ============

*) This table does not include the warrants that the Company committed to issue to Yeda (see Note 2).

**) These options were not exercised, and expired.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 9:- STOCK CAPITAL (CONT.)

The fair value for the warrants to service providers was estimated on the date of grant using Black-Scholes option pricing model, with the following weighted-average assumptions for 2004; weighted average volatility of 135%, risk-free interest rates of 3.25% dividend yields of o% and a weighted average expected life of the options of five years.

Shares and options to employees and to directors

4. During 2004, the Company granted two of its directors 541,080 options to purchase 541,080 shares of the Company's Common stock at an exercise price of $ 1 per share. The options vest over a period of three years. The Company accounted for such options under the provision of APB 25, since the optionees are entitled to exercise their options on a cashless basis, the Company applied variable accounting and the compensation related to the options was recorded as general and administrative expenses over the vesting period based on the market price of the Company's stock at such reporting period. As of July 31, 2004, 67,635 options were exercised into 52,278 shares of Common stock on a cashless basis.

During March 2004, the Company granted to certain employees 2,455,884 options to purchase 2,455,884 shares of the Company's Common stock at an exercise price of $ 0.30 per share (see also Note 7d(2)). The options vest over a period of three years. The Company accounted for such options under the provision of APB 25. Since the optionees are entitled to exercise their options on a cashless basis, the Company applied variable accounting and the compensation related to the options was recorded as research and development and general and administrative expenses over the vesting period based on the Company's stock market price at such reporting period. In addition, the Company granted to the former CEO's brother 280,000 shares of Common stock at no consideration (see also Note 7f).

On May 25, 2004, the Company granted to a certain employee 10,090 shares of Common stock at no consideration.

As of July 31, 2004, 281,112 options were exercised into 260,211 shares of Common stock of the Company, on a cashless basis.

1. A summary of the Company's option activity related to options to employees and directors, and related information is as follows:

                                       JULY 31, 2004          JULY 31, 2003
                                 -----------------------------------------------
                                               WEIGHTED                WEIGHTED
                                                AVERAGE                AVERAGE
                                  AMOUNT OF    EXERCISE   AMOUNT OF    EXERCISE
                                   OPTIONS      PRICE      OPTIONS     PRICE
                                 ----------   ---------   ---------    ---------
Outstanding at the beginning
  of the year                            --   $      --          --    $     --

Granted                           2,996,964   $   0.426          --    $     --
Exercised                          (348,747)  $   0.435          --    $     --
                                  ---------               ---------
Outstanding at the end of the
  year                            2,648,217   $   0.425          --    $     --
                                  =========   =========   =========    ========
Exercisable options at the end
  of the year                       372,141   $   0.342          --    $     --
                                  =========   =========   =========    ========

2. The options outstanding as of July 31, 2004, have been separated into ranges of exercise price, as follows:

                                                                       OPTIONS
                      OPTIONS OUTSTANDING    WEIGHTED AVERAGE        EXERCISABLE
                             AS OF              REMAINING               AS OF
     EXERCISE              JULY 31,            CONTRACTUAL            JULY 31,
       PRICE                 2004                  LIFE                 2004
-------------------  ---------------------  -------------------  ---------------
                                                  YEARS
                                            -------------------
       $   1                 473,445               4.541                  22,545
       $ 0.3               2,174,772               4.653                 349,596
                     ---------------                             ---------------

                           2,648,217                                     372,141
                     ===============                             ===============

3. All options were granted with exercise prices that were lower than the market price of the Company's Common stock on the date of grant. Weighted average fair values and weighted average exercise prices of options whose exercise price is lower than the market price of the shares at date of grant are as follows:

                                                             JULY 31,

                                                       2004            2003
                                                   --------------  -------------

    Weighted average exercise price                $        0.425  $          -
    Weighted average fair value on date of grant   $        0.797  $          -

Compensation expenses recorded by the Company in respect of its share-based employee compensation awards amounted to $ 1,130 for the year ended July 31, 2004.

                         TISSERA INC. AND ITS SUBSIDIARY
                           (FORMERLY: BERT LOGIC INC.)
                          (A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS
U.S. DOLLARS IN THOUSANDS

NOTE 10:- TRANSACTIONS WITH RELATED PARTIES

a. From April 2003 until October 2003, funds raised and expenses paid by the Company were managed by certain shareholders through a trustee, at no consideration.

b. As for claims, see Note 7f.

c. As for options granted, see also Notes 7e and Note 9c(4).

d. Equipment purchased from a party related to the former CEO, amounted to $ 3.

                                                             YEAR ENDED JULY 31,

                                                             2004      2003
                                                            -------   -------
Fees and related benefits and compensation expenses in
  respect of options granted to member of the Board of
  Directors                                                 $   984   $    --
                                                            =======   =======
Salary and related benefits and compensation expenses in
  respect of options granted, to an employee who is a
  shareholder                                               $    96   $    --
                                                            =======   =======

NOTE 11:- FINANCIAL INCOME, NET

                               YEAR ENDED JULY 31,

                               2004            2003
                          -------------   -------------
Income:
  Interest income         $          12   $          --
                          -------------   -------------
  Bank charges                       10              --
                          -------------   -------------
                          $           2   $          --
                          =============   =============

NOTE 12:- SUBSEQUENT EVENTS

a As of August 31, 2004, 25,200 warrants were exercised into 25,200 shares of Common stock by the Company's brokers at an exercise price of $ 0.01 per share.

b. In November 2004, the Company signed an employment agreement with its new CEO, according to which, the CEO will be granted 1,500,000 options to purchase 1,500,000 shares at an exercise price of $ 0.30 per share. The options will vest over a period of two years.

                         [LETTERHEAD OF MANNING ELLIOTT]

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders
BERT Logic Inc.

We have audited the accompanying balance sheets of BERT Logic Inc. as of July 31, 2003 and 2002 and the related statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the aforementioned financial statements present fairly, in all material respects, the financial position of BERT Logic Inc., as of July 31, 2003 and 2002, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered operating losses from inception and has a working capital deficit. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                        /s/ "Manning Elliott"
                                        ----------------------------------------
                                            CHARTERED ACCOUNTANTS
                                            Vancouver, Canada
September 16, 2003

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended and restated, provide to the fullest extent permitted by the corporate law of the State of Washington, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended and restated, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Our By Laws also provide that the Board of Directors may also authorize the company to indemnify our employees or agents, and to advance the reasonable expenses of such persons, to the same extent, following the same determinations and upon the same conditions as are required for the indemnification of and advancement of expenses to our directors and officers. As of the date of this Registration Statement, the Board of Directors has not extended indemnification rights to persons other than directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

    SEC Registration fee                       $      347.72
    Accounting fees and expenses                   10,000.00*
    Legal fees and expenses                        20,000.00*
    Miscellaneous                                   5,000.00
                                              --------------
                        TOTAL                 $    35,347.72*
                                              ==============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

The Company's Board of Directors resolved to effectuate a forward split of the Company's Common shares on a 3:1 basis, which occurred on November 4, 2003. The additional shares issued pursuant to the forward stock split will be fully paid and non-assessable. All new shares will have the same par value, voting rights and other rights as old shares. The 3:1 forward stock split is being effectuated by increasing the number of issued and outstanding shares at the ratio of 3:1. Accordingly, as a result of the forward stock split, the Company has 18,036,000 shares outstanding and 81,964,000 authorized unissued shares, which shares may be issued in the future in connection with acquisitions, subsequent financings or as determined by the Company's Board of Directors. All share and per share data were restated to reflect the stock split effected November 4, 2003.

The Company granted Prof. Reisner a warrant to purchase 1,775,852 shares of common stock of the Company and a warrant to purchase 443,963 shares of common stock with an exercise price of $.0001 per share.

The Company entered into two consulting agreements whereby it agreed to issued 693,692 options to purchase shares of common stock to each consultant in consideration for services provided. The options are exercisable at a price of $.0001 per share.

To obtain funding for our ongoing operations, pursuant to various offerings conducted under Rule 506 of Regulation D, as promulgated under the Securities Act of 1933, we sold units to accredited investors in private offerings. In connection therewith, we sold 1,767,200 units at a price of $1.25 per unit with each unit containing one share of common stock and three common stock purchase warrants. The exercise prices are $3.75, $4.50 and $6.00 per warrant and are exercisable for varying periods of six months, two years and three years from the final closing of the offering. We raised an aggregate of $2,209,000 in connection with this offering and we issued warrants to purchase an aggregate of 172,480 shares of common stock with an exercise price $.01 per share to nine consultants of the Company. We closed an additional private offering on March 18, 2004, in which we received gross proceeds in the amount of $5,500,000 in connection with the sale of 3,142,857 units at a price per unit of $1.75. Each unit consists of one share of common stock and three common stock purchase warrants. The three common stock purchase warrants included in each are each exercisable at varying prices into one share of common stock at the holder's option. Holder, in certain circumstances we may call each warrant. The exercise prices are $3.75, $4.50 and $6.00 per warrant. The warrants are exercisable for varying periods of six months from the effective date of the prospectus, two years from closing of the offering and three years from closing of the offering. On March 16, 2005, we entered into a Settlement Agreement whereby we amended the terms of the common stock purchase warrants including a reduction of the exercise price of each of the common stock purchase warrants and the extension of the term of the Class A Common Stock Purchase Warrants. The current exercise price for each of the Class A, Class B and Class C Common Stock Purchase Warrants is $0.50. The term of the Class A Common Stock Purchase Warrant, as amended, is one year from the effective date of this prospectus. The Class B Common Stock Purchase Warrants and the Class C Common Stock Purchase Warrants are exercisable until May 21, 2006 and May 21, 2007, respectively. In addition, in connection with the Settlement Agreement, we issued two Class D Common Stock Purchase Warrants for every share of common stock purchased resulting in the issuance of Class D Common Stock Purchase Warrants to purchase an aggregate of 6,285,716 shares of common stock. The Class D Common Stock Purchase Warrants are exercisable for a period of one year from the effective date of this prospectus at an exercise price of $0.15 per share. We are registering the shares of common stock issuable upon exercise of the Class A Common Stock Purchase Warrants and the Class D Common Stock Purchase Warrants.

The Company issued an aggregate of 2,777,000 shares of common stock to six consultants of the Company that have provided various services to the Company.

In February 2004, we issued warrants to Robert G. Pico and Meir Segev, two of our directors, to purchase 270,540 warrants each. Such warrants are exercisable at $1.00 per share. In the event that either of the directors is removed from office, the warrants shall immediately vest and shall be exercisable for a period of one year from removal.

On November 4, 2004, the Company ratified the issuance of warrants to purchase 200,000 shares of common stock at an exercise price of $1.00 to each Prof Shaked, Sir Roy York Calne and Prof Sutherland. The vesting period is three years and the expiration date is March 29, 2009 for Prof. Shaked, April 2, 2009 for Sir Roy York Calne and November 2, 2009 for Prof. Sutherland.

In March 2004, the Board of Directors authorized the issuance of 280,000 shares of common stock to Pinny Rabenou. Mr. Rabenou is the brother of Dr. Vicki Rabenou, our former CEO and a former director. In addition, the Board also authorized the issuance of common stock purchase warrants to purchase 280,000, which the granting of such warrants were contingent upon the entering into a definitive employment agreement with Mr. Rabenou. As no employment agreement was entered into, the Board of Directors cancelled the warrants issued to Mr. Rabenou.

The former CEO was granted a warrant to purchase a total of 2,267,046 shares of common stock, out of which 270,000 warrants were exercised into 249,859 shares of common stock on a cashless basis. In November 2004, the Company's Board of Directors evaluated the number of shares that are exercisable upon issuance of the warrant and determined that the initial calculation of 2,267,046 was incorrect. As a result, the Board of Directors applied the correct calculation and has advised Dr. Rabenou that the warrant is only exercisable into 2,042,551 shares of common stock. The number of warrants and related compensation recorded is based on the revised calculation. The amended calculation is based on a formula determined in Dr. Rabenou's employment agreement, excluding the effect of warrants that have not been yet issued to Yeda. The number of options and related compensation recorded in the financial statements included in this annual report are based on the revised calculation.

The Company granted Mr. Eiran, its Acting CEO and Chairman of the Board, warrants to purchase 1,500,000 shares of common stock at an exercise price of $0.3. Executive's rights to exercise the warrants shall vest in 24 equal monthly installments during a period of two years commencing September 7, 2004. Any vested portion of the warrants, if not previously exercised shall terminate upon the earlier of three months after termination of the agreement or 10 years from the date of vesting.

As part of the Research and License Agreement, the Company issued to Yeda on February 24, 2005 the following:

      o a warrant, exercisable at an aggregate exercise price of US $900 to purchase up to 2.23% of the issued and outstanding shares of common stock of our company immediately following the exercise of such warrant; and

      o a warrant, exercisable at an aggregate exercise price of US $1,100 to purchase up to 2.67% of the issued and outstanding shares of our company immediately following the exercise of such warrant.

However, the Research and License Agreement provides that the maximum number of shares of common stock that Yeda may exercise into for each warrant is 3,010,699 and 3,612,839, respectively (in each case as such number of shares of common stock shall be appropriately adjusted in the event of stock splits, stock dividends, capital reorganizations, reclassifications, recapitalizations and the like as well as issuances or sales by us of shares for par value only, for consideration less than par value and for no consideration, all in accordance with the terms and conditions of said warrant, which shall be satisfactory to Yeda and us). The share amounts described above are adjusted to reflect the three for one split, but not the other adjustment events described above that have occurred through the date hereof. Each such warrant shall be exercisable for a period beginning on the date of its issuance and ending at the later of the following:

      o one year following the termination of the Research and License Agreement; and

      o     October 7, 2013.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Tissera or executive officers of Tissera, and transfer was restricted by Tissera in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Tissera, Inc., a Washington corporation.

Exhibit                   Description
No.
------------------------------------------------------------------------------------------------------------------------------------
3.1    *                  Articles Of Incorporation of Tissera, Inc. (Incorporated by
                          reference filed with the Company's Form SB-2 on November 14,
                          2000 ).
------------------------------------------------------------------------------------------------------------------------------------
3.1    *                  By-laws of Tissera, Inc.
------------------------------------------------------------------------------------------------------------------------------------
4.1    ********           Subscription Agreement in connection with March 2004 Funding
------------------------------------------------------------------------------------------------------------------------------------
4.2    ********           Form of Common Stock Purchase Warrant A issued in connection with March 2004 Funding
------------------------------------------------------------------------------------------------------------------------------------
4.3    ********           Form of Common Stock Purchase Warrant B issued in connection with March 2004 Funding
------------------------------------------------------------------------------------------------------------------------------------
4.4    ********           Form of Common Stock Purchase Warrant C issued in connection with March 2004 Funding
------------------------------------------------------------------------------------------------------------------------------------

4.5    *********          Settlement Agreement entered in March 2005

------------------------------------------------------------------------------------------------------------------------------------

4.6    *********          Form of Common Stock Purchase Warrant D issued in connection with March 2005 Settlement

------------------------------------------------------------------------------------------------------------------------------------

5      *********          Sichenzia Ross Friedman Ference LLP Opinion and Consent

------------------------------------------------------------------------------------------------------------------------------------
10.1   *                  Agreement Between BERT Logic Inc. and Reach Technologies Inc Dated May 31, 2000 for the
                          right to distribute the Reach Technologies Inc. licensed product line.
------------------------------------------------------------------------------------------------------------------------------------
10.2   **                 Agreement Between BERT Logic Inc. And Reach Technologies Inc Dated May 11, 2001 amending the Licensing Agreement with Reach Technologies, Inc. dated May 31, 2000 as it pertains to new territory
------------------------------------------------------------------------------------------------------------------------------------
10.3   ****               Agreement Between BERT Logic Inc. And Reach Technologies Inc Dated May 31, 2003 amending the Licensing Agreement with Reach Technologies, Inc. dated May 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
10.4   *****              Agreement Between BERT Logic Inc. And Reach Technologies Inc Dated September 4, 2003
                          amending the Licensing Agreement with Reach Technologies, Inc. dated May 31, 2000
------------------------------------------------------------------------------------------------------------------------------------
10.5   ******             Research and License Agreement between Yeda Research and Development Company
                          Limited and Bert Logic Inc.
------------------------------------------------------------------------------------------------------------------------------------
14.1   *******            Code of Ethics
------------------------------------------------------------------------------------------------------------------------------------
23.1                      Consent of Manning Elliot, Chartered Accountants.
------------------------------------------------------------------------------------------------------------------------------------
23.2                      Consent of Ernst & Young LLP Chartered Accountants.
------------------------------------------------------------------------------------------------------------------------------------
23.3                      Consent of legal counsel (see Exhibit 5.1).
------------------------------------------------------------------------------------------------------------------------------------


*Incorporated by reference filed with the Form SB-2 filed with the Securities and Exchange Commission on November 14, 2000.

**Incorporated by filed with the Company's Form 10-KSB filed with the Securities and Exchange Commission on March 15, 2001.

***Incorporated by reference filed with Company's Form 8-K filed with the Securities and Exchange Commission on October 19, 2001.

**** Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on June 16, 2003.

***** Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on September 8, 2003.

****** Incorporated by reference to the Company's Form 8-K filed with the Securities and Exchange Commission on October 14, 2003.

*******Incorporated by reference to the Company's Form 10-KSB filed with the Securities and Exchange Commission on November 3, 2003.

******** Incorporated by reference filed with the Form SB-2 filed with the Securities and Exchange Commission on April 23, 2004.


********* Incorporated by reference to the Form SB-2 filed with the Securities and Exchange Commission on August 1, 2005


ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Herzlia, Country of Israel, on August 31, 2005.


                                        TISSERA, INC.


                                        By: /s/ Amos Eiran
                                        ----------------------------------------
                                        Name:   Amos Eiran
                                        Title:  Acting CEO

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


-------------------------    ------------------------------   ------------------
Name                         Title                            Date
-------------------------    ------------------------------   ------------------

/s/Amos Eiran                Acting CEO and Director          August 31, 2005

-------------------------
   Amos Eiran
-------------------------    ------------------------------   ------------------

/s/Alex Werber               Chief Financial Officer and      August 31, 2005
                             Chief Accounting Officer

--------------
   Alex Werber
-------------------------    ------------------------------   ------------------

/s/Robert Pico               Director                         August 31, 2005

--------------
   Robert Pico
-------------------------    ------------------------------   ------------------

/s/Meir Segev                Director                         August 31, 2005

-------------
   Meir Segev
-------------------------    ------------------------------   ------------------

/s/Peretz Shmuel             Director                         August 31, 2005

-------------
   Peretz Shmuel
-------------------------    ------------------------------   ------------------